UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

EMCOR GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EMCOR GROUP, INC.
301 Merritt Seven
Norwalk, Connecticut 06851

NOTICE OF ANNUAL MEETING

To the Stockholders of EMCOR Group, Inc.:
The Annual Meeting of Stockholders of EMCOR Group, Inc. will be held at The Delamar Hotel, 275 Old Post Road, Southport, Connecticut on Thursday, June 1, 2017 at 10:00 A.M. (local time) for the following purposes:
1.
To elect eleven directors to serve until the next Annual Meeting and until their successors are duly elected and qualified.

2.
To consider a non-binding advisory resolution approving executive compensation.

3.
To consider a non-binding advisory resolution on the frequency of the non-binding advisory vote on executive compensation.

4.
To ratify the appointment of Ernst & Young LLP as our independent auditors for 2017.

5.
To consider a shareholder proposal regarding action by written consent, if properly presented.

6.
To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 6, 2017 as the record date for determination of stockholders entitled to receive notice of, and to vote at, our Annual Meeting and any adjournment thereof.
Your attention is respectfully directed to the accompanying Proxy Statement.
By Order of the Board of Directors
Maxine L. Mauricio
Corporate Secretary
Norwalk, Connecticut
April 19, 2017

EMCOR GROUP, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING OF STOCKHOLDERS
What is the purpose of this Proxy Statement?
The EMCOR Board of Directors is soliciting proxies from holders of our Common Stock to vote on the matters to be considered at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Delamar Hotel, 275 Old Post Road, Southport, Connecticut on Thursday, June 1, 2017 at 10:00 A.M.
What is the Notice of Internet Availability of Proxy Materials?
We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. You can access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or you may request printed versions of our proxy materials for the Annual Meeting. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice of Internet Availability of Proxy Materials. In addition, you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
The Notice of Internet Availability of Proxy Materials is a document that:
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Indicates that our Notice of 2017 Annual Meeting of Stockholders and Proxy Statement and our 2016 Annual Report are available at www.proxyvote.com;

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Provides instructions on how holders of our Common Stock may vote their shares; and

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Indicates how holders of our Common Stock may request printed copies of these materials, including the proxy card or a voting instruction form.

We will begin distributing the Notice of Internet Availability of Proxy Materials on or about April 19, 2017.
For those stockholders who have requested printed copies, we will first send or deliver copies of the proxy materials for our Annual Meeting and our 2016 Annual Report on or about April 19, 2017.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on June 1, 2017
We have sent or are sending the Notice of Internet Availability of Proxy Materials, which indicates that this Notice of 2017 Annual Meeting of Stockholders and Proxy Statement and our 2016 Annual Report will be made available at www.proxyvote.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice of Internet Availability of Proxy Materials and/or www.proxyvote.com. These materials are also available on our website at www.emcorgroup.com/proxyannualreport.

What items of business will be voted on at the Annual Meeting?
At the meeting, we will:
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Vote for the election of 11 directors;

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Consider a non-binding advisory resolution approving executive compensation, as described in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures below;

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Consider a non-binding advisory resolution on the frequency of the non-binding advisory stockholder resolution on executive compensation;

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Consider the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2017; and

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Consider a shareholder proposal regarding action by written consent, if properly presented.

Who is entitled to vote at the Annual Meeting?
Holders of our Common Stock as of the record date of April 6, 2017 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment of the meeting.
How does the Board of Directors recommend holders of Common Stock vote on the business of the Annual Meeting?
The Board of Directors recommends stockholders vote their shares:
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“FOR” the election of each of the 11 director nominees identified in this Proxy Statement;

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“FOR” the adoption of the advisory resolution approving executive compensation;

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In favor of holding a non-binding advisory vote on executive compensation “EVERY YEAR”;

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“FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2017; and

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“AGAINST” the shareholder proposal regarding action by written consent.

How many shares can vote at the Annual Meeting?
At the close of business on April 6, 2017, we had 59,267,915 shares of Common Stock outstanding, and each of those shares is entitled to one vote.
How many shares must be present or represented at the Annual Meeting to conduct business?
Under our Amended and Restated By-Laws, which we refer to as our “By-Laws,” the holders of a majority of our shares of Common Stock outstanding on the record date, present in person or by proxy at the Annual Meeting, constitute a quorum to conduct business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum.
What vote is required to approve each of the items of business?
With respect to item 1, a majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Guidelines contain details and procedures to be followed in the event one or more director nominees do not receive a majority of the votes cast at the Annual Meeting.
The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve items 4 and 5 above, and any other matter that may properly come before the meeting.

Because we are asking in item 2 above for a non-binding, advisory vote approving our executive compensation, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders on this advisory vote, and our Board of Directors’ Compensation and Personnel Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the non-binding advisory vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
Item 3 also calls for a non-binding, advisory vote. Our Board of Directors has recommended an annual vote. However, if another frequency receives more votes, our Board of Directors will take that fact into account when making its decision on how often to hold executive compensation advisory votes. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
The Board recommends a vote “FOR” election of each of the director nominees listed in this Proxy Statement, “FOR” approval of the compensation of our named executive officers, “FOR” a non-binding advisory vote on executive compensation “EVERY YEAR,” “FOR” ratification of Ernst & Young LLP as our independent auditors for 2017, and “AGAINST” the shareholder proposal regarding action by written consent.
How can I vote my shares at the Annual Meeting?
Voting by Proxy
Holders of our Common Stock may submit a proxy by:
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following the instructions on the Notice of Internet Availability of Proxy Materials to vote by telephone or the Internet; or

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completing, signing, dating and returning the proxy card or voting instruction form by mail.

Anthony J. Guzzi, Maxine L. Mauricio and Mark A. Pompa (the “proxy holders”) have been designated by our Board of Directors to vote the shares represented by proxy at the Annual Meeting. Mr. Guzzi, Ms. Mauricio and Mr. Pompa are executive officers of the Company, and Mr. Guzzi is also a director nominee.
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The proxy holders will vote the shares represented by your valid and timely received proxy in accordance with your instructions.

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If you do not specify instructions on your signed proxy when you submit it, the proxy holders will vote the shares represented by the proxy in accordance with the recommendations of our Board of Directors on each item of business identified on page 2.

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If any other matter properly comes before the Annual Meeting, the proxy holders will vote the shares represented by proxy on that matter in their discretion.

If your shares are held in a brokerage account in your broker’s name or in the name of a bank or other nominee (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee and be prepared to present photo identification to be admitted to the Annual Meeting.
Voting other than by Proxy
While we encourage voting in advance by proxy, record holders of our Common Stock also have the option of voting their shares in person at the Annual Meeting.

How do I attend the Annual Meeting in person? What do I need to bring?
You are entitled to attend the Annual Meeting or any adjournment or postponement of the meeting only if you were a holder of our Common Stock as of the record date of April 6, 2017 or are the legal proxy holder or qualified representative of a stockholder who held our Common Stock as of the record date. Please be prepared to present photo identification to be admitted to the Annual Meeting. If you are attending the Annual Meeting as a proxy or qualified representative of a stockholder, you will need to bring your legal proxy or authorization letter, in addition to photo identification.
Can I change my vote or revoke my proxy after I return my proxy card?
You may change your vote or revoke your proxy before the proxy is voted at the Annual Meeting by:
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sending written notice to Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, CT 06851;

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timely delivery of a valid later-dated proxy or a later-dated vote by telephone or on the Internet; or

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if you are a record holder, attending the Annual Meeting and voting in person.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker or other holder of record.
What effect do abstentions and broker non-votes have on the items of business?
An abstention on items 1, 2 or 3 identified on page 2 will have no effect on the voting results for those items. An abstention on item 4 or item 5 identified on page 2 will have the effect of a vote against that item.
Broker non-votes may occur because certain beneficial holders of our Common Stock hold their shares in “street name” through a broker or other nominee which is a member of the New York Stock Exchange. Under the rules of the New York Stock Exchange, the only item of business to be acted upon at our Annual Meeting with respect to which such broker or nominee will be permitted to exercise voting discretion is item 4, the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2017. Therefore, if a beneficial holder of our Common Stock does not give the broker or nominee specific voting instructions on items 1, 2, 3 or 5, the holder’s shares will not be voted on that item and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items of business.
Who will count the votes?
We have retained Broadridge Financial Solutions, Inc. for the receipt, validation and tabulation of the votes at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will publish the results of the voting in a Current Report on Form 8-K within four business days of the Annual Meeting.
What is Householding?
Stockholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. We agree to deliver promptly, upon written or oral request, a set of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Stockholders will continue to receive separate proxy cards. If you prefer to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy for your household, contact Broadridge Financial Solutions, Inc. at 866-540-7095 or in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

COMPANY INFORMATION AND MAILING ADDRESS
We are a Delaware corporation. Our mailing address is EMCOR Group, Inc., 301 Merritt Seven, Norwalk, CT, 06851, and our telephone number is (203) 849-7800. Our website address is www.emcorgroup.com. References in this proxy statement to “EMCOR,” “Company,” “we,” “us” and “our” refer to EMCOR Group, Inc. and our consolidated subsidiaries, unless the context requires otherwise. Information on our website is not intended to be incorporated into this Proxy Statement.
CORPORATE GOVERNANCE
We have a long history of good corporate governance practices that has greatly aided our long-term success. Our Board of Directors, which we sometimes refer to as our “Board,” and our management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our stockholders. Our Board and management have taken numerous steps to enhance our policies and procedures to comply with the corporate governance listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.
Proxy Access. On December 14, 2016, following extensive deliberation, our Board adopted a proxy access by-law amendment. The Board adopted the amendment in response to the support at the Company’s 2016 Annual Meeting of Stockholders of a non-binding stockholder proposal advocating in favor of proxy access.
The amendment adds to our By-Laws, a “proxy access” provision that consistent with the stockholder proposal, contemplates including in the Company’s proxy materials director candidates if such candidates are nominated by stockholders owning at least three percent (3%) of our outstanding Common Stock continuously for at least three years. As provided in the stockholder proposal, the number of such director candidates may not exceed 25 percent (25%) of the number of directors then serving on the Board but not less than two. While the stockholder proposal was silent as to an aggregation limit, the Board capped at 25 the number of stockholders who may aggregate holdings to reach the three percent (3%) threshold. In drafting the amendment, we conducted a comprehensive review of market practice among companies that had adopted proxy access by-laws. We found that aggregation limits are extremely common, and permitting 25 stockholders to aggregate exceeds the more typical 20 stockholder limit. After considering this and discussing the limit with our stockholders as described below, the Board determined that a limit is a sensible provision and viewed 25 as the right limit for the Company as it balances the administrative burden on the Company to review and verify the stockholders’ eligibility for proxy access while assuring that our stockholders have a fair and reasonable opportunity to nominate candidates by forming groups. In addition, our Board noted that each of our top 6 stockholders holds in excess of 3% of our outstanding common stock and our top 25 stockholders each holds in excess of 1%. Nominations are subject to certain eligibility, procedural, and disclosure requirements, including the requirement that the Company receive notice no earlier than 150 calendar days, and no later than 120 calendar days, prior to the anniversary of the issuance of the prior year’s proxy materials.
Since the date of our 2016 Annual Meeting of Stockholders, we have communicated with 30 stockholders representing approximately 70 percent (70%) of our outstanding Common Stock to discuss proxy access, including provisions not contemplated by the stockholder proposal. Such stockholders were generally supportive of the proxy access provision, as adopted by our Board. After extensive Board deliberation over several meetings, and considering the factors described above, including feedback from stockholders, the Board adopted the proxy access provision as described above.
Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for our governance. The Nominating and Corporate Governance Committee of our Board, which we refer to as the “Corporate Governance Committee,” regularly reviews corporate governance developments and makes recommendations to our Board with respect to modifications to our Corporate Governance Guidelines.
We have recently amended our Corporate Governance Guidelines and By-Laws to address majority voting in uncontested director elections, Board leadership, a mandatory retirement age for directors, and for our directors and named executive officers, stock ownership guidelines, and hedging and pledging prohibitions, and with respect to our executive officers, an incentive compensation recoupment policy, in each case as further described below:

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Majority Voting. Under our By-Laws, a majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Each director nominee is required to deliver to the Company an irrevocable contingent resignation in advance of the distribution of the proxy materials for an annual meeting at which the director is expected to be nominated for election. If a director nominee does not receive a majority of the votes cast in an uncontested election, our Corporate Governance Committee is to recommend whether to accept or reject that director’s resignation and/or whether to take other action. The Board is, within 90 days of the certification of the election results and after consideration of the Corporate Governance Committee’s recommendation, to make a determination whether to accept the resignation and/or take such other action as the Board determines appropriate. The Corporate Governance Committee, in making its recommendation, and the Board, in making its determination, are to evaluate the best interests of the Company and its stockholders and may consider any factors or other information they deem relevant.

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Independent Board Chairman. The Chairman of the Board must be an independent director unless the Board concludes that the best interests of our stockholders would be otherwise better served. A Lead Director is appointed when the Chairman is not independent, and a Lead Director may be appointed in other instances if the Board so determines. Our Chairman of the Board, Mr. Stephen W. Bershad, is independent, and, accordingly, we do not currently have a Lead Director.

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Director Retirement Policy. A director may not be nominated for re-election if the director has or will have reached age 76 when he or she would otherwise stand for election. In limited circumstances, following an in-depth evaluation of a director’s experience and skills, this policy could be waived by the Board.

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Stock Ownership Guidelines. In an effort to further align the interests of our non-employee directors and executive officers with our stockholders, stock ownership guidelines have been adopted for our directors and for our named executive officers requiring them to own and retain a significant financial stake in our Common Stock. Under the guidelines each non-employee director who served on October 22, 2012 (the “Effective Date”), the date of adoption of the stock ownership guidelines, is expected to own by October 22, 2017 a number of shares equivalent in market value, as of the Effective Date, to three times the directors’ annual cash retainer on the Effective Date, and our named executive officers who served on the Effective Date are expected to own by October 22, 2017 a number of shares equivalent in market value on the Effective Date based on their then respective annual base salaries, which number in the case of our Chief Executive Officer is five times his annual base salary and in the case of our other named executive officers is three times such officer’s annual base salary. For purposes of determining compliance with the stock ownership guidelines, shares owned separately by the individual, owned jointly with or separately with an immediate family member residing in the same household, held in trust for such officer or director, or members of such officer’s or director’s immediate family, and restricted stock and restricted stock units are counted. A non-employee director who is first elected to the Board after the Effective Date is expected to own within five years of his/her election a number of shares equivalent in market value as of the date of such director’s initial election to the Board to three times the director’s annual cash retainer in effect on the date of such director’s initial election to the Board. An individual who is first elected Chief Executive Officer of the Company or an executive officer of the Company is expected to own, within five years of such officer’s initial election as such, a number of shares equivalent in market value to five times or three times, respectively, of such officer’s annual base salary, in each case, as in effect on the date of such officer’s initial election to such position.

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No Hedging and No Pledging Policy. We prohibit our directors and executive officers from participating in any hedging or monetization transactions involving Company securities. The policy also prohibits directors and executive officers from holding any Company securities in a margin account and from pledging their Company securities as collateral for a loan.

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Executive Compensation Recoupment Policy. In December 2015, our Board adopted an Executive Compensation Recoupment Policy which provides that if the Company is required to prepare an accounting restatement to correct an error that is material to its previously issued financial statements, then the Board is generally to seek reimbursement from our executive officers of incentive based compensation that was granted, earned or became vested based wholly or in part upon the attainment of a financial reporting measure during the three completed fiscal years immediately preceding the date of such accounting restatement to the extent that such incentive based compensation would have been lower had the financial reporting measure been based upon the restated financial results.

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Stockholder Right to Call Special Meetings. Our By-Laws require that the Board convene a special meeting at the request of stockholders owning at least 25% of our outstanding Common Stock. This stockholder right does not contain any material restrictions. This threshold carefully balances stockholder empowerment and protection. The Board believes that given the stock ownership concentration of our outstanding Common Stock (one of our stockholders holds in excess of 10% of our outstanding Common Stock), 25% is the appropriate threshold.

Independence of Directors. To assist our Board in determining the independence of each director, our Board has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this Proxy Statement as Exhibit A and available at our website at www.emcorgroup.com. To be considered independent our Board must affirmatively determine that the director has no material relationship with us. Our Board has determined that nine of our ten directors are independent, including all members of the Audit Committee of our Board, which we refer to as the “Audit Committee,” the Compensation and Personnel Committee of our Board, which we refer to as the “Compensation Committee,” and the Corporate Governance Committee of our Board, as the term “independent” is defined by the listing standards of the New York Stock Exchange and all applicable rules and regulations of the Securities and Exchange Commission, and in the case of the Compensation Committee, for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. Our nine independent directors are: John W. Altmeyer, Stephen W. Bershad, David A.B. Brown, Richard F. Hamm, Jr., David H. Laidley, M. Kevin McEvoy, Jerry E. Ryan, Steven B. Schwarzwaelder, and Michael T. Yonker. The other director is Anthony J. Guzzi, our President and Chief Executive Officer, who is not considered independent. The Board has also determined that Carol P. Lowe, who is a new nominee for election to the Board, would, if elected to our Board, be deemed independent under such standards.
Executive Sessions of the Board. At regularly scheduled meetings of the Board, our independent directors meet without any management representatives present.
Board Leadership Structure. Our Chairman of the Board, Mr. Stephen W. Bershad, was first elected Chairman on June 13, 2013. He served as our Lead Director from May 31, 2012 to June 13, 2013 and has served as a director since December 15, 1994. He presides at meetings of the Board and at annual meetings of stockholders and sets the agenda for our Board meetings in collaboration with our Chief Executive Officer. As Chairman and an independent director, Mr. Bershad, together with our other independent directors and our strong committee system, maintain effective oversight of management.
Board Committee Charters. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Corporate Governance Committee. At least annually, each committee reviews its charter and recommends any proposed changes to the Board for approval. A copy of the charter of each committee is available on our website at www.emcorgroup.com.
Annual Board Assessments and Succession Planning. The Board conducts a self-assessment of its performance and effectiveness as well as that of its committees on an annual basis. For 2016, each director completed a written questionnaire which solicited open-ended and candid feedback on an anonymous basis. The collective ratings and comments were compiled, summarized and presented to the Board and its committees. During this evaluation process, the Board also conducts succession planning with respect to its own composition and that of its committees.
Management Succession Planning. Management conducts regular succession planning reviews with the Board of Directors. During these reviews, our Chief Executive Officer and Chief Financial Officer discuss succession plans for key positions and identify top talent for development in future leadership roles.

The Board is actively engaged in this process and regularly evaluates our succession strategy and leadership pipeline for key roles. High potential leaders are given exposure and visibility to the Board when they are invited to lead Board presentations and attend informal Board events.
Standards of Conduct. Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees and those of our subsidiaries. In addition, our Board has adopted a separate Code of Ethics for our Chief Executive Officer and Senior Financial Officers which imposes additional ethical obligations upon them.
Stockholder Communications. Stockholders and other interested persons may communicate with members of our Board as a group, or with one or more members of our Board (including all independent directors) as a group, by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary. Such communications will be forwarded to the individuals addressed. However, the Corporate Secretary will not forward communications to the Board that advocate illegal activity, are offensive or lewd, have no relevance to the business or operations of the Company, or constitute mass mailings, solicitations or advertisements. The Corporate Secretary will determine when a communication is not to be forwarded.
Policies and Procedures for Related Party Transactions. Under our written policy regarding transactions with related parties, which policy is contained in our Corporate Governance Guidelines, we generally require that any transaction involving $60,000 or more (a “Related Party Transaction”) be approved in advance by our Board or a committee of our Board if we are, or one of our subsidiaries is, a participant in the transaction and if any of the following persons has a direct or indirect material interest in the transaction:
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an executive officer;

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a director;

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a beneficial holder of 5% or more of our Common Stock, which we refer to as a “Significant Holder”;

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an immediate family member of an executive officer, director or Significant Holder; or

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an entity which is owned or controlled by one of the above persons or in which one of the above persons has a substantial ownership interest.

We refer to each of the foregoing as a “Related Party.”
The member of the Board who or whose immediate family member has an interest in the Related Party Transaction may not participate in the Board approval process. The Related Party must disclose any such proposed transaction, and all material facts relating to the transaction, to the Chairman of our Audit Committee and our General Counsel, who is to communicate such information to our Board for its consideration. No such transaction is to be approved unless it is determined that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders.
However, if the transaction principally involves the provision of products and services by one of our subsidiaries in the ordinary course of its business to a Significant Holder, an immediate family member of a Significant Holder, or an entity owned or controlled by a Significant Holder or in which a Significant Holder or an immediate family member of a Significant Holder has a substantial ownership interest, the transaction does not need to be approved by the Board or a Board committee.
In order to ensure that material relationships and Related Party transactions have been identified, reviewed and disclosed in accordance with applicable policies and procedures, each director and executive officer also completes a questionnaire at the end of each fiscal year that requests confirmation that there are no material relationships or Related Party Transactions between such individual (or members of such individual’s immediate family) and the Company other than those previously disclosed to the Company. During the period January 1, 2016 to April 5, 2017 none of our directors and none of our executive officers engaged in a Related Party Transaction.

Availability of Corporate Governance Materials. Our categorical Standards for Determining Director Independence, Corporate Governance Guidelines, including the policies and procedures for Related Party Transactions, Code of Business Conduct and Ethics, Code of Ethics for our Chief Executive Officer and Senior Financial Officers, and other corporate governance materials may be obtained at our website at www.emcorgroup.com or by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
During 2016, our Board met 12 times, and committees of our Board held an aggregate of 12 meetings. Each director attended at least 80% of the meetings of our Board and committees on which he served during 2016. As provided in our Corporate Governance Guidelines, all directors are expected to attend annual meetings of our stockholders, and all of our directors attended the Company’s 2016 annual meeting of stockholders.
Our Board has standing Audit, Compensation, and Corporate Governance Committees comprised solely of independent directors as defined in the listing standards of the New York Stock Exchange. The members and the principal responsibilities of these committees are as follows:
Audit Committee. The Audit Committee is comprised of Messrs. Altmeyer, Brown, Hamm, Laidley and McEvoy. Among other things, it is responsible for:
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engaging (subject to ratification by stockholders), overseeing, and discharging our independent auditors;

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setting our independent auditors’ fees;

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reviewing the scope and audit procedures of our independent auditors;

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approving audit and permitted non-audit services;

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reviewing the senior audit engagement team members;

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reviewing with management and our independent auditors our annual and quarterly financial statements;

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receiving periodic reports from our independent auditors and management regarding the auditors’ independence;

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meeting with our management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, and the adequacy of our internal controls over financial reporting;

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reviewing our internal auditing and accounting personnel;

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advising our Board with respect to our policies and procedures regarding compliance with applicable laws and regulations;

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discussing with our management and independent auditors the Company’s guidelines, policies, programs and practices with respect to risk assessment and risk management, the Company’s major risk exposures, and steps management takes to monitor and control such exposures; and

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confirming, together with the Compensation Committee, that our compensation practices and programs do not encourage excessive or unnecessary risk.

The Audit Committee met five times during 2016. Our Board has determined that each of the members of the Audit Committee, Messrs. Altmeyer, Brown, Hamm, Laidley and McEvoy, are “audit committee financial experts,” within the meaning of the rules of the Securities and Exchange Commission.
Board Risk Oversight. Our Board of Directors performs risk oversight primarily through its Audit Committee whose principal responsibilities are set forth above. In addition, the Board also delegated to our Audit Committee responsibility for reviewing with management and our independent auditors guidelines and policies with respect to (i) risk assessment and risk management, (ii) our major risk exposures, and (iii) the steps management has taken to monitor and control such exposures. The Audit Committee receives periodic reports relating to risk assessment and risk management from our senior management, including our Chief Executive Officer, Chief Financial Officer, General Counsel, and the head of our Internal Audit Department, and our independent auditors. Audit Committee members meet separately in executive session with representatives of our independent auditors and the head of our Internal Audit Department. In addition, the Chairperson of the Audit Committee provides a report of each meeting of the Audit Committee to our Board. Our Board of Directors also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.
Compensation Committee. The Compensation Committee is comprised of Messrs. Altmeyer, Hamm, Ryan, Schwarzwaelder and Yonker. It is responsible for:
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overseeing the evaluation of our management and reviewing and advising our Board regarding the qualifications of individuals identified as candidates for positions as our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel and for the position of Chief Executive Officer of each subsidiary whose proposed annual base salary is $400,000 or more;

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reviewing and approving corporate goals and objectives relevant to compensation for our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and, with input from our other independent directors, determining our Chief Executive Officer’s compensation based on this evaluation;

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reviewing and approving, based on proposals made by our Chief Executive Officer, compensation for our executive officers as well as the compensation for each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more and for approving, with input from our other independent directors, any employment, severance or similar contracts for our and our subsidiaries’ officers and employees whose proposed annual base salary is $400,000 or more; and

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making recommendations to our Board with respect to incentive compensation plans for our officers and other employees, and administering those plans and reviewing executive development plans.

During 2016, the Compensation Committee held four meetings.
Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer and our other executive officers, each of whom is referred to in the Summary Compensation Table for Fiscal Years 2016, 2015 and 2014 on page 27, which we refer to as the “Summary Compensation Table.” It also reviews the annual salary of each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more. Our Chief Executive Officer makes recommendations to the Compensation Committee for salary adjustments for those individuals and for the payment of annual incentive awards to all of our executive officers, with those whose names appear in the Summary Compensation Table referred to collectively herein as the “named executive officers.” Annual incentive awards for our named executive officers are based upon our performance in meeting pre-established financial objectives during our most recently completed year and an evaluation of the individual executive’s performance in meeting his/her pre-established personal goals and objectives for the most recently completed year. They are also based upon the recommendations of the Compensation Committee’s compensation consultant Mercer, which we refer to as “Mercer.” Our Chief Executive Officer participates in a portion of the meetings of our Compensation Committee and our entire Board during which these various compensation issues are discussed. The Compensation Committee considers our Chief Executive Officer’s recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then, with input from the other independent members of the Board, makes its determination regarding salary adjustments and payment of annual incentive awards. The final deliberations and determinations regarding salary adjustments and payment of annual incentive awards are made at meetings without any members of management present.
When incentive compensation plans for our named executive officers and other senior executives have been established, those plans have been proposed by management, reviewed by the Compensation Committee, and, at times, reviewed by Mercer. Mercer is a compensation consultant that the Compensation

Committee has engaged annually since 2006 to advise the Compensation Committee with regard to the amount and form of compensation for our named executive officers and to review compensation plans for those officers. Mercer reviews the salaries and other compensation we pay to our named executive officers so that it may advise the Compensation Committee whether compensation paid to those executives is competitive with that paid to executives holding comparable positions at Mercer-selected companies, which are public companies engaged in providing specialty contracting, general construction, facilities, and industrial services, and/or manufacturing of electrical, HVAC and other construction products and which companies have other financial characteristics similar to ours, are organized similarly to the way we are, are focused principally on the United States market as we are, and with which we may compete for management talent. Such companies are listed on page 15. Mercer also reports upon its assessment of the appropriateness and fairness of our compensation plans when compared to compensation plans for comparable executives at those comparable companies. For 2016, we paid Mercer approximately $81,105 for its services to the Compensation Committee. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”). We also use Mercer and other Marsh subsidiaries (“Other Marsh Subsidiaries”) for valuation and investment services, actuarial services, pension consulting, health and benefits consulting, and for insurance broking and risk consulting and in 2016 paid Mercer and Other Marsh Subsidiaries fees in an aggregate amount of approximately $1,087,171 for such services. Mercer and Other Marsh Subsidiaries have been retained by management for such matters since 1987, and such retention is not subject to Board or Compensation Committee approval.
Role of Compensation Consultants. As noted above, the Compensation Committee has engaged Mercer for several years to assist in the evaluation of executive officer compensation and compensation programs, and management has engaged Mercer and Other Marsh Subsidiaries to provide certain other services to us and to our subsidiaries.
The Compensation Committee has considered whether the non-executive compensation services provided by Mercer and Other Marsh Subsidiaries to the Company create any conflicts of interest in light of Rule 10C-1 of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Because of the policies and procedures that Mercer has in place, as well as the policies and procedures that the Compensation Committee has in place, the Compensation Committee has concluded that to the extent the work performed by Mercer and Other Marsh Subsidiaries may create a possible appearance of a conflict of interest, there are sufficient safeguards and policies in place to mitigate or eliminate any such conflict, and therefore, no conflict of interest exists.
The factors used by the Compensation Committee to determine that no conflict of interest exists include the following:
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the individual compensation consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or Other Marsh Subsidiaries;

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the individual compensation consultant is not responsible for selling or providing other services of Mercer or Other Marsh Subsidiaries to the Company;

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Mercer’s professional standards prohibit the individual compensation consultant from considering any other relationships Mercer or its affiliates may have with the Company in rendering his or her advice and recommendations;

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the individual compensation consultant has direct access to the Compensation Committee without management intervention;

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the individual compensation consultant does not own any stock of the Company;

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the individual compensation consultant does not provide any services to us other than those provided at the direction of the Compensation Committee;

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there is no business or personal relationship between any Compensation Committee member or executive officer of the Company and the individual compensation consultant or Mercer;

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the amount of fees received by Mercer for the services provided to the Compensation Committee is less than .01% of the total revenues of Mercer; and

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all non-executive and non-director compensation services are provided by personnel of Mercer and Other Marsh Subsidiaries who are not involved in providing services at the direction of the Compensation Committee.

Corporate Governance Committee. The Corporate Governance Committee, comprised of Messrs. Brown, Hamm, McEvoy and Schwarzwaelder is charged with:
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leading the search for individuals qualified to become members of our Board, consistent with criteria approved by the Board and set forth in our Corporate Governance Guidelines;

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recommending to the Board nominees for election to the Board;

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developing and overseeing an annual self-evaluation process for the Board and its committees;

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making recommendations with respect to:

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corporate governance guidelines;

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compensation and benefits for non-employee directors; and

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matters relating to Board members’ retirement and removal, the number, function and membership of Board committees, director and officer liability insurance, and indemnity agreements between us and our officers and directors.

During 2016, the Corporate Governance Committee held three meetings.
The Corporate Governance Committee annually reviews compensation and other benefits for non-employee members of our Board. When the Corporate Governance Committee determines that a change in director compensation or benefits is appropriate, it submits such recommendation to the Board for its approval. Compensation arrangements for the Board are described commencing on page 43 under “Director Compensation.”
RECOMMENDATIONS FOR DIRECTOR CANDIDATES
The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Corporate Governance Committee members, other members of our Board, and stockholders. A stockholder who wishes the Corporate Governance Committee to consider his/her recommendations for nominees for the position of director should submit his/her recommendations in writing to the Corporate Governance Committee, c/o Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, together with whatever supporting material the stockholder considers appropriate. The material, at a minimum, should include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available at our website at www.emcorgroup.com. A stockholder may also nominate director candidates by complying with our By-Law provisions discussed commencing on page 58 under “Other Matters”—“Stockholder Proposals.”
If the Corporate Governance Committee identifies a need to replace a current member of our Board, to fill a vacancy in our Board, or to expand the size of our Board, the process to be followed by the committee to identify and evaluate candidates includes:
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consideration of those individuals recommended by stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those individuals suggested by any third party search firm retained by the Corporate Governance Committee, from time to time;

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meeting, from time to time, to evaluate biographical information and background material relating to candidates; and

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interviews of selected candidates by members of the Corporate Governance Committee and other members of the Board.

The Corporate Government Committee regularly reviews with the Board the requisite skills and characteristics that the Board seeks in Board members, as well as the composition of the Board as a whole. As provided in our Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate’s achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Corporate Governance Committee will also take into account the willingness of a candidate to devote adequate time to board duties and will consider whether a candidate is free of conflicting interests and whether the candidate will be able to adequately represent the best interests of our stockholders. The Corporate Governance Committee may also consider any other relevant factors that it may, from time to time, deem appropriate, including the current composition of our Board, the balance of management and independent directors, the need for Audit Committee expertise, and the evaluation of all prospective nominees. Candidates have been selected for, among other things, their integrity, independence, diversity of experience, leadership, and ability to exercise sound judgment. Prior experience involving issues relevant to the Company’s businesses are among the most significant criteria. As noted in our Corporate Governance Guidelines, the Board believes that each director should have an understanding of our principal and financial objectives, results of operations and financial condition and our relative standing in relation to our competitors. Final approval of a candidate is determined by the full Board. Consistent with our Corporate Governance Guidelines, in selecting nominees to our Board of Directors, the Corporate Governance Committee considers the diversity of skills and experience that a potential nominee possesses and the extent to which such diversity would enhance the perspective, background, knowledge, and experience of our Board of Directors as a whole. The Corporate Governance Committee focuses on obtaining a diversity of professional expertise on our Board of Directors rather than a diversity of personal characteristics.
COMPENSATION DISCUSSION AND ANALYSIS
Overview
Broadly stated, the objectives of our executive compensation program for our named executive officers, whose names appear in the Summary Compensation Table on page 27, are to attract, retain and motivate key executives with skills necessary to assure our long-term success. The purposes of the key components of the program are:
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to reward our named executive officers’ expertise and experience;

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to reward our named executive officers’ performance that drives achievement of our short-term and long-term goals by providing a strong link between pay and performance; and

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to align our named executive officers’ compensation with the interests of our stockholders.

The executive compensation program uses various compensation elements that are geared to both our short-term and long-term performance. In designing our executive compensation program we have applied the following principles:
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compensation should reinforce our business strategy and long-term stockholder value creation;

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a significant portion of named executive officer total compensation should be at risk and tied to the achievement of our financial objectives while considering the achievement of the named executive officer’s annual individual goals and objectives. When we exceed our financial objectives for the relevant performance period, we reward our named executive officers with incentive awards greater than their respective targeted incentive awards based on financial performance. When our financial performance does not meet the established financial objectives, our named executive officers receive either no incentive awards based on this criteria or incentive awards that are less than their targeted incentive awards. The Compensation Committee sets the objectives for a particular performance period;

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incentive compensation should reflect both our short-term and long-term financial performance;

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incentives should align the interests of our stockholders and named executive officers by paying a meaningful portion of incentive awards in equity;

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incentive awards should serve as a recruitment and retention device so that named executive officers are motivated to join and stay with us; and

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incentive-based compensation paid to a named executive officer should generally be subject to recoupment by the Company, if the Company is required to prepare an accounting restatement of a financial statement, and the incentive based compensation paid to the named executive officer is in excess of what would have been paid to him/her under the accounting restatement provided that such excess incentive based compensation was granted or earned during the three-fiscal-year period preceding the restatement date.

The key components of our compensation program are:
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base salary;

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short-term incentives in the form of annual incentive awards;

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longer-term incentives under our Long Term Incentive Plan, which we refer to sometimes as the “LTIP” and which is discussed below and, at times, other equity grants. These incentives principally come in the form of:

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annual equity awards in the form of restricted stock units representing the right to receive shares of our Common Stock which vest generally in three years; and

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performance-based cash incentive awards based on our financial performance during multi-year measurement periods;

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certain retirement programs, as described below; and

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perquisites, which have been provided for more than 10 years, and principally include dues reimbursement for a club where the named executive officer can entertain clients and other business contacts, term life insurance, an auto allowance and associated expenses, and a tax “gross up” on these perquisites.

We also maintain a 401(k) Savings Plan, which we refer to as the 401(k) Plan. The 401(k) Plan provides retirement benefits to the named executive officers. For 2016, our annual contribution to the 401(k) Plan for each named executive officer was $13,648.
In addition, effective with calendar year 2013, we adopted a Voluntary Deferral Plan, a non-qualified deferred compensation plan offered to a select group of key employees, including our named executive officers. Elective deferrals of base salary or cash bonuses or other cash incentive compensation under the Voluntary Deferral Plan are credited to an unfunded bookkeeping account, which are also to be credited with Company matching credits and which may also be credited with Company supplemental credits.
Our 401(k) Savings Plan and Voluntary Deferral Plan are more fully described under “Retirement Plans, Severance Arrangements and Change of Control Agreements” commencing on page 24.
In severance agreements with our named executive officers, we provide special compensation to each in the event his/her employment is terminated (i) by us without cause or (ii) by the named executive officer for good reason. (We have set forth the definition of the terms “cause” and “good reason” under “Potential Post Employment Payments”—“Severance Agreements” commencing on page 34).
The Compensation Committee has principal responsibility for setting the compensation for our named executive officers and other senior officers. The Compensation Committee annually retains Mercer as a compensation consultant to review the compensation payable to our named executive officers. The assignments to Mercer are made by the Chairman of the Compensation Committee. To assist the Compensation Committee in its compensation discussions and decisions, which includes salary levels, targeted annual incentive awards, LTIP targeted performance-based cash incentive awards for multi-year periods, financial measurements for incentive awards, and equity awards, as discussed below, Mercer presents compensation information compiled from proxy data and Forms 8-K from companies in a comparator group of companies developed by Mercer with input from management. This information includes annual base salary, annual bonuses, long-term incentives, including stock option and equity awards, and targeted long-term incentive performance plan awards.

To assist the Compensation Committee in its compensation discussions and decisions for 2016, Mercer utilized compensation information from a comparator group of companies that consisted of the following 19 public companies engaged in providing specialty contracting, general construction, facilities, and industrial services, and/or manufacturing of electrical, HVAC and other construction products. Such companies have financial characteristics similar to ours, are organized similarly to the way we are, are focused, in large part, on United States markets as we are, and are companies with which we may compete for management talent. We refer to such companies as “Comparator Companies”.
ABM Industries Incorporated
AECOM Technology Corporation
Chicago Bridge & Iron Company N.V.
Colfax Corporation
Dycom Industries, Inc.
Flowserve Corporation
Fluor Corporation
General Cable Corporation
Granite Construction Incorporated
Jacobs Engineering Group Inc.
KBR, Inc.
Lennox International Inc.
MasTec, Inc.
Owens Corning
Pentair plc
Quanta Services, Inc.
Regal Beloit Corporation
Tetra Tech, Inc.
Tutor Perini Corporation
Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer and our other named executive officers. It also reviews the annual salaries of our other officers and employees and those of our subsidiaries whose proposed annual base salary is $400,000 or more. Our Chief Executive Officer participates in portions of the Compensation Committee’s meetings to make recommendations to the Compensation Committee for salary adjustments and for the payment of annual incentive awards. Payments of annual incentive awards for 2016 for the named executive officers are set out in the Summary Compensation Table on page 27 and were based upon our performance in meeting pre-established financial objectives for the year and an evaluation of the individual named executive officer’s performance in meeting his/her pre-established personal goals and objectives for the year. The Compensation Committee considers our Chief Executive Officer’s recommendations regarding salary adjustments and payment of annual incentive awards, considers the compensation information provided by Mercer, arrives at its own recommendations, and then with input from our other independent directors, makes its final determination regarding salary adjustments and payment of annual incentive awards at a meeting without any members of management being present.
With respect to each fiscal year, our Chief Executive Officer meets with the Compensation Committee during the third quarter of the immediately preceding fiscal year and the first quarter of such fiscal year to discuss targeted annual incentive awards for each named executive officer and objectives for our financial performance for such fiscal year and personal goals and objectives for each named executive officer for such fiscal year upon which the payment of that year’s annual incentive awards are to be based. Targeted annual incentive awards for each of our named executive officers for the year, our financial goals for that year, and the personal goals and objectives for each such executive for that year are recommended by our Chief Executive Officer and are reviewed by and ultimately established by the Compensation Committee, together with input from our other independent directors and Mercer, at a meeting without any members of management present.
Because, as discussed below, (a) our annual incentive awards to named executive officers are capped at no more than 250% of annual base salary and (b) our equity awards provide for the award of stock units vesting, generally, in three years, and the potential of a cash award depending on earnings at the end of the three year period, our Board does not believe our named executive officers are encouraged to take excessive or unnecessary risk. In addition, our Board does not believe that our compensation policies and practices for employees generally are reasonably likely to have a material adverse effect on the Company.
Incentive awards based upon our financial results are made under our Annual Incentive Program and our Long Term Incentive Plan, subject to the performance terms and other applicable provisions of our Key Executive Incentive Bonus Plan and our 2010 Incentive Plan.
At our 2016 annual meeting of stockholders over 95% of the shares present at the meeting and voting “For” or “Against” were cast in favor of a resolution to approve, on an advisory basis, the compensation of our named executive officers as set out in our proxy statement for that meeting. Given this percentage of votes in favor of our executive compensation, the Compensation Committee determined that our stockholders strongly support our current compensation policies and programs and decided to keep our compensation practices in place for 2016.
Annual Base Salary
Annual base salary serves as a foundation of our compensation program. We determine the other key components of the program with reference to base salary, including annual and long-term incentives and termination payments.
We intend annual base salary and perquisites to reward the expertise and experience and sustained performance of our named executive officers, each of whom has been with us for more than ten years. Base salaries are reviewed annually, and we have generally increased named executive officer salaries to reflect promotions or increased responsibilities and cost of living increases, when appropriate, and to remain competitive with base salaries paid by Comparator Companies. For 2016, the base salaries of our named executive officers, Messrs. Anthony J. Guzzi, our President and Chief Executive Officer, Mark A. Pompa, our Executive Vice President and Chief Financial Officer, R. Kevin Matz, our Executive Vice President—Shared Services, and Ms. Maxine L. Mauricio, our Senior Vice President, General Counsel, and Corporate Secretary were increased by approximately 2.0%, 3.1%, 2.9% and 49.1%, respectively. The increase in Ms. Mauricio’s base salary reflects her promotion to the position of Senior Vice President, General Counsel and Corporate Secretary of the Company. During 2016, the base salary for Sheldon I. Cammaker, our Vice Chairman, who retired on December 31, 2016, was $400,000, as set forth in the Third Amendment to the Severance Agreement dated as of June 4, 2015 between the Company and Mr. Cammaker.
Annual Cash Incentive Program
Annual cash incentive awards under our Key Executive Incentive Bonus Plan form a significant element of annual compensation under our compensation program. For more than the past five years, named executive officer annual incentive awards have been based, in large part, on pre-established annual financial results emphasizing pay-for-performance. We expect annual incentive awards to motivate our named executive officers to improve performance on an annual basis. We believe such performance improvements should lead to sustained growth and ultimately to enhanced stockholder value.
For 2016, each named executive officer had a targeted annual incentive award based on 2016 financial targets as well as his/her meeting certain pre-established personal goals and objectives. The maximum potential aggregate annual incentive awards payable for 2016 to Mr. Guzzi and Mr. Pompa were 250% and 220%, respectively, of their respective 2016 base salaries and to Messrs. Cammaker, Matz, and Ms. Mauricio were 200% of their respective 2016 base salaries. We refer to a named executive’s maximum potential aggregate annual incentive awards sometimes as his/her “Maximum Potential Incentive Award.”
For Messrs. Guzzi and Pompa, their 2016 targeted annual incentive awards, based upon our meeting certain financial measurements for 2016, were 100% and 88%, respectively, of their respective annual base salaries, and for Messrs. Cammaker, Matz, and Ms. Mauricio, their 2016 targeted annual incentive awards, based upon our meeting those 2016 financial measurements, were 80% of their respective 2016 annual base salaries. We refer to this targeted annual incentive award sometimes as the “Financial Target Bonus.” The exact amount of each named executive officer’s 2016 annual incentive award that we would pay based on our financial performance ranged from 0% to the maximum percentage of his/her annual base salary indicated in the immediately preceding paragraph, depending on our 2016 earnings per share and the ratio of our 2016 positive operating cash flow to our 2016 operating income. When we refer to earnings per share with respect to our Annual Incentive Program, we mean earnings per share on a diluted basis from continuing operations. However, in calculating such 2016 earnings per share and operating income for purposes of determining annual incentive awards there was, as provided in the program, to be excluded from such calculations (a) non-cash charges directly associated with the write-down of balance sheet values of assets, (b) investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) sale or disposition of Company assets or securities or (ii) acquisition or investment, (c) the effect of any changes in statutory tax rates from those in effect on March 21, 2016, (d) restructuring charges due to a sale or closure of a subsidiary’s business, (e) the cumulative effect of any change in accounting principles, (f) certain charges relating to withdrawal liabilities in connection with multi-employer pension plans and specific surcharges assessed by any multi-employer pension plan related to supplemental contributions (i.e., lump sum type contributions and not an increase in the hourly contribution rate) to ameliorate an underfunding in such plan and (g) income or losses from discontinued operations. For the purpose of calculating operating cash flow, amounts that are the subject of clauses (a) through (g) above were, as provided in the program, to be excluded from such calculation. Mr. Guzzi, together with certain other named executive officers, developed proposed 2016 financial measurements on which to base the payment of the annual incentive awards based on financial measurements under our Key Executive Incentive Bonus Plan. Mr. Guzzi then proposed to the Compensation Committee the financial measurements. Our Compensation Committee considered the recommendations and established financial measurements for those annual incentive awards in March 2016, taking into account the recommendations of management, the report of Mercer, our 2016 budget, and annual earnings per share guidance for 2016 that we provided to the equity markets. No annual incentive award based on these financial measurements was to be payable unless we achieved earnings per share for 2016 (adjusted to exclude certain charges as described above in this paragraph, which earnings per share we refer to herein as “adjusted earnings per share”) in excess of  $1.92 and 2016 positive operating cash flow (adjusted to exclude certain charges as described above in this paragraph, which cash flow we refer to herein as “adjusted positive operating cash flow”) of at least 20% of 2016 operating income (adjusted to exclude certain charges as described above in this paragraph, which operating income we refer to herein as “adjusted operating income”). Consequently, the financial measurements emphasized earnings as well as positive operating cash flow—a measure of quality of earnings—and we linked it to guidance we provided to the equity markets.
The 2016 incentive award based on financial measurements, which could have been awarded to a named executive officer, whether at, above, or below his/her 2016 Financial Target Bonus, was determined in accordance with a matrix adopted by the Compensation Committee, which we refer to as the “Matrix” and which took into account 2016 adjusted earnings per share and the ratio of 2016 adjusted positive operating cash flow to 2016 adjusted operating income (the “2016 Cash Flow Ratio”). For example, if our 2016 adjusted earnings per share had been $2.70 (the low end of our 2016 earnings per share guidance of $2.70 to $3.00 per share that was provided to the equity markets in February 2016), then, in accordance with the Matrix, the named executive officer’s 2016 Financial Target Bonus could have been awarded to him/her only if the 2016 Cash Flow Ratio was at least 50%. If 2016 adjusted earnings per share had been less than $2.70 (but greater than $1.92), each named executive officer could have been awarded an annual incentive award based on financial measurements, in accordance with the Matrix, greater or less than his/her Financial Target Bonus, the amount of which would depend upon the 2016 adjusted earnings per share and the 2016 Cash Flow Ratio (provided the 2016 Cash Flow Ratio was at least 20%). If 2016 adjusted earnings per share had been greater than $2.70, each named executive officer could have been awarded an annual incentive award based on financial measurements, in accordance with the Matrix, greater or lesser than his/her Financial Target Bonus, the amount of which would depend upon the 2016 adjusted earnings per share and upon the 2016 Cash Flow Ratio. The exact amount of this incentive award was determined by the intersection on the Matrix of 2016 adjusted earnings per share and the 2016 Cash Flow Ratio. In no event could an incentive award based on financial measurements have exceeded the named executive officer’s Maximum Potential Incentive Award. However, if, as indicated above, 2016 adjusted earnings per share had not been in excess of   $1.92, or if the 2016 Cash Flow Ratio had been less than 20%, no annual incentive award based on financial measurements could have been paid to any named executive officer.

For 2016, our adjusted earnings per share were $3.10, and our 2016 Cash Flow Ratio was approximately 85% which, in accordance with the Matrix, permitted payment to each named executive officer of the following approximate percentages of his/her 2016 annual base salary as an incentive award in respect of our 2016 financial performance: Mr. Guzzi, 219%; Mr. Pompa, 193%; and Messrs. Cammaker, Matz, and Ms. Mauricio, each 175%. This was the actual annual incentive award made by the Compensation Committee to each named executive officer for 2016 in respect of our financial performance and was greater than his/her respective Financial Target Bonus. A summary of the Matrix containing key threshold levels is set forth below.
Adjusted Earnings per Share	Threshold $1.92	Target $2.70	Maximum $3.36
Cash Flow Ratio 100.0%	0%	120%	250%(1)
Cash Flow Ratio 50.0%	0%	100%	250%(1)
Cash Flow Ratio 20.0%	0%	40%	100%

(1)
Represents the Maximum Potential Incentive Award.

In addition, as indicated above, under our Annual Incentive Program, during the first quarter of each calendar year, our Chief Executive Officer proposes for each of our other named executive officers such officer’s personal goals and objectives for the year, which are in addition to his/her normal duties and responsibilities. The Compensation Committee reviews those goals and objectives, which are subject to its approval. In the case of our Chief Executive Officer, the Compensation Committee and our Chief Executive Officer agree on his annual personal goals and objectives. Under the program we can pay a named executive officer an annual incentive award based on achieving his/her annual personal goals and objectives of up to two times a designated percentage of his/her annual base salary. In 2016, this designated percentage was for Mr. Guzzi, 25%, for Mr. Pompa, 22%, and for Messrs. Cammaker and Matz, and Ms. Mauricio, 20% each.
For 2016, the Compensation Committee made annual incentive awards to the named executive officers based upon achievement of their respective personal goals and objectives. Messrs. Guzzi and Pompa were awarded approximately 31% and 27% of their respective 2016 base salaries, and Messrs. Cammaker, Matz, and Ms. Mauricio were each awarded approximately 25% of their respective 2016 base salaries, based upon achievement of their respective personal goals and objectives.

For 2016, the personal goals and objectives for the named executive officers were:
Anthony J. Guzzi, President and CEO
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Continue the focus on our tone at the top to include not only compliance, ethics, and business practices but respect for others and the climate we create. Educate another 50-60 attendees at our Thayer and Babson programs. Drive consistency in our organization by rolling out in a programmatic manner our newly developed EMCOR Core Values and its component parts of  “Mission First, People Always.”

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Update EMCOR’s annual succession planning review at our June meeting to include an update on key corporate staff, division/segment leadership and EMCOR Named Executive Officers.

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Develop and refine with key leadership the EMCOR Corporate Strategy Update at the September Board meeting.

Mark A. Pompa, Executive Vice President and CFO
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Continue the focus on our tone at the top to include not only compliance, ethics, and business practices but respect for others and the climate we create. Educate another 50-60 attendees at our Thayer and Babson programs. Drive consistency in our organization by rolling out in a programmatic manner our newly developed EMCOR Core Values and its component parts of  “Mission First, People Always.”

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Update EMCOR’s annual succession planning review at our June meeting to include an update on key corporate staff, division/segment leadership and EMCOR Named Executive Officers.

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Develop and refine with key leadership the EMCOR Corporate Strategy Update at the September Board meeting.

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Develop a new plan for our Risk (Insurance) management function and plan for its move to the Finance and Accounting Group.

R. Kevin Matz, Executive Vice President—Shared Services
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Continue the focus on our tone at the top to include not only compliance, ethics, and business practices but respect for others and the climate we create. Educate another 50-60 attendees at our Thayer and Babson programs. Drive consistency in our organization by rolling out in a programmatic manner our newly developed EMCOR Core Values and its component parts of  “Mission First, People Always.”

•
Update EMCOR’s annual succession planning review at our June meeting to include an update on key corporate staff, division/segment leadership and EMCOR Named Executive Officers.

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Develop and refine with key leadership the EMCOR Corporate Strategy Update at the September Board meeting.

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Develop a new plan for our Risk (Insurance) management function and plan for its move to the Finance and Accounting Group.

Maxine L. Mauricio, Senior Vice President and General Counsel
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Continue the focus on our tone at the top to include not only compliance, ethics, and business practices but respect for others and the climate we create. Educate another 50-60 attendees at our Thayer and Babson programs. Drive consistency in our organization by rolling out in a programmatic manner our newly developed EMCOR Core Values and its component parts of  “Mission First, People Always.”

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Update EMCOR’s annual succession planning review at our June meeting to include an update on key corporate staff, division/segment leadership and EMCOR Named Executive Officers.

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Develop and refine with key leadership the EMCOR Corporate Strategy Update at the September Board meeting.

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Continue to assume leadership function of the legal department and build depth.

Sheldon I. Cammaker, Vice Chairman
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Continue the focus on our tone at the top to include not only compliance, ethics, and business practices but also to foster mutual respect and increase and enhance transparency throughout EMCOR. Educate another 50-60 attendees at our Thayer and Babson programs. Drive consistency in our organization by rolling out in a programmatic manner our newly developed EMCOR Core Values and its component parts of  “Mission First, People Always.”

Each year’s incentive awards paid to named executive officers on the basis of financial measurements and achievement of their respective personal goals and objectives follows our Chief Executive Officer’s report to the Compensation Committee of our annual financial results and how each named executive officer performed in meeting his/her personal goals and objectives. The Compensation Committee, with guidance from Mercer and with input from the other independent directors, then determines the amounts to be paid to each named executive officer as his/her annual incentive awards. The final determination of the annual incentive awards are made without any members of management present.
Under the terms of the program, the Compensation Committee could have, in its sole discretion, for 2016, reduced the payment of any named executive officer’s annual incentive award based on financial measurements even though those financial measurements called for payment of the percentages provided for in the Matrix. In the exercise of its discretion the Compensation Committee could have taken into account whatever factors it deemed appropriate in exercising negative discretion. The Compensation Committee, in its sole discretion, also could have awarded in respect of each named officer’s personal goals and objectives a percentage of his/her 2016 base salary ranging from zero to twice the percentage designated for him/her. In December 2016, the Compensation Committee waived its right to exercise negative discretion with respect to the named executive officers’ 2016 annual incentive awards.
The 2016 aggregate annual incentive award made to each named executive officer was the Maximum Potential Incentive Award payable to such officer and represented the following approximate percentage of his/her respective 2016 base salary: Mr. Guzzi, 250%; Mr. Pompa, 220%; and Messrs. Cammaker and Matz, and Ms. Mauricio, each, 200%.
Long Term Incentive Plan
We provide a significant portion of our named executive officers’ compensation through our Long Term Incentive Plan, which were refer to as the “LTIP.” The LTIP provides incentives which foster executive recruitment and retention, reward long-term financial performance, and align management and stockholder interests. Before we adopted the LTIP, Mercer advised the Compensation Committee that the LTIP as proposed should accomplish these objectives with its focus on long-term financial performance, cash and equity awards competitive with those granted by Mercer’s list of Comparator Companies, and use of equity for alignment with stockholder returns.
The LTIP provides the methodology for computing a number of restricted stock units annually granted to executives participating in the LTIP, including our named executive officers. The LTIP also provides for the grant of cash awards which, as set forth in the LTIP, are based upon us achieving an earnings per share objective for a measurement period of three years. The earnings per share objectives for measurement periods are, in accordance with the LTIP, set by the Compensation Committee after receiving recommendations of our Chief Executive Officer. The LTIP was proposed by management, reviewed by the Compensation Committee’s consultant Mercer and, after review and modification by the Compensation Committee, approved by it and the other independent directors.

Annually, during the first quarter of each year, the Compensation Committee establishes the LTIP earnings per share objective for a three year period commencing with that year, and LTIP targeted awards for each such executive. Those targeted awards are recommended by our Chief Executive Officer, and are reviewed by and ultimately established by the Compensation Committee, based upon the report of Mercer and with input from the other independent members of the Board.
Each participant in the LTIP, including each named executive officer, is entitled each year to an award based on a multiplier (or percentage), which we refer to as the “Multiplier,” of his/her annual base salary rate at the end of the previous year. We refer to this award as the “LTIP Target Bonus.”
Specifically, the LTIP Target Bonus consists of:
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an annual award of a number of restricted stock units to senior executives, including the named executive officers. This is the retention component. This number of stock units (in respect of which an equal number of shares of our Common Stock will be issued) generally vests on the third anniversary of the grant date of the stock units. The named executive officer is to receive a number of shares of our Common Stock equal in number to his/her annual grant of stock units approximately three years from the grant date as well as additional shares of our Common Stock equal to the cash dividends if any, that have been paid with respect to the Common Stock underlying the stock units awarded. The named executive officer will receive these shares, including the aforementioned dividend equivalent shares, only if he/she continues to be employed by us through the third anniversary of the grant date, unless his/her employment is terminated by us without cause, by him/her for good reason, or by reason of his/her death or permanent disability or retirement at age 65 or older, in which case he/she would receive those shares following the occurrence of that event. (We have set forth the definition of the terms “cause,” “good reason” and “permanent disability” commencing on page 36 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan.”) Thus, a meaningful portion of the named executive officer’s total compensation is tied to our stock performance; and

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an award of a potential performance-based cash incentive award, which we refer to sometimes as the “LTIP Cash Target Bonus,” and which is the performance component. This component provides for the annual establishment of three year measurement periods. The award year and the two ensuing years make up each measurement period. Each named executive officer may receive a performance-based cash incentive award, depending upon how closely our actual aggregate earnings per share for the three year measurement period compare to a pre-established earnings per share objective for that measurement period. The Compensation Committee sets the earnings per share objectives. When we refer to “earnings per share” with respect to our LTIP, we mean earnings per share on a diluted basis. However, earnings per share with respect to three year measurement periods are to be computed without giving effect to (a) non-cash charges directly associated with the write-down of balance sheet values of assets, (b) investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) acquisition or investment or (ii) sale or disposition of Company assets or securities, (c) the effect of any changes in statutory tax rates from those in effect on March 29, 2010, (d) restructuring charges due to a sale or closure of a subsidiary’s business, (e) the cumulative effect of any change in accounting principles, (f) with respect to three year measurement periods commencing on or after January 1, 2012, charges relating to withdrawal liabilities in connection with multi-employer pension plans and lump sum type surcharges (as opposed to increases in hourly contribution rates) assessed by any multi-employer pension plan to ameliorate an underfunding in such plan, and (g) with respect to three year measurement periods commencing on or after January 1, 2015, income or losses from discontinued operations. The Compensation Committee may also, within the first 90 days of the commencement of a three year measurement period, adjust any such period’s earnings per share to omit the impact on such earnings per share of extraordinary items, gains or losses on the acquisition or disposal of a business, and/or unusual or infrequently occurring events and transactions, in each case to the extent permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to herein as the “Code”. We use the three year measurement period to extend a named executive officer’s focus over multiple-year periods. This is intended to help achieve positive sustained long-term financial results and to align the named executive officer’s interests with longer-term stockholder interests. If we achieve 100% of the earnings per share objective that the Compensation Committee has established for a measurement period, the named executive officer will receive 100% of his/her LTIP Cash Target Bonus. If we achieve 50% of the earnings per share objective for a measurement period, the named executive officer will receive 50% of his/her LTIP Cash Target Bonus. If we fail to achieve our minimum objectives of at least 50% of the pre-established earnings per share objective for a measurement period, no performance-based cash incentive award is payable in respect of that measurement period. If we achieve 120% or more of the pre-established earnings per share objective for a measurement period, the named executive officer will receive 200% of his/her LTIP Cash Target Bonus. For earnings per share falling between 50% and 100% of the earnings per share objective for the measurement period or between 100% and 120% of the earnings per share objective, the percentage of his/her LTIP Cash Target Bonus is interpolated from 50% to 100% of his/her LTIP Cash Target Bonus and from 100% to 200% of his/her LTIP Cash Target Bonus, respectively. The named executive officer would not be entitled to any performance-based cash incentive award for any measurement period in which his/her employment is terminated by us for cause or in which he/she leaves our employment without good reason. However, if, during a measurement period, his/her employment is terminated by us without cause, by him/her for good reason or by reason of his/her death, permanent disability or retirement at age 65 or older, he/she would, nevertheless, be entitled to a pro rata amount of the performance-based cash incentive award that he/she would have received had he/she been employed by the Company for that measurement period.
The Compensation Committee believes this LTIP two-part retention and performance program provides a balance between market-based incentives and multi-year financial-based awards. Market-based incentives, such as equity awards, provide a strong link to stockholder value creation. Financial-based awards based upon multi-year periods provide a direct link to long-term corporate performance.
In addition, the Board believes that because part of each LTIP award is in restricted stock units generally vesting three years from the grant date and the balance is payable in cash based on the Company’s financial performance over a three year period, which amount is capped based on a percentage of annual base salary rate, the LTIP does not encourage excessive or unnecessary risk taking by participants in the LTIP, including our named executive officers.
Under the terms of the LTIP, in 2014 the Compensation Committee established a measurement period consisting of calendar years 2014, 2015 and 2016 pursuant to which performance-based cash incentive awards may be paid to LTIP participants, including our named executive officers. The actual amount paid in respect of each participant’s LTIP Cash Target Bonus for this measurement period (50% of the product of his/her Multiplier and his/her annual base salary rate as of December 31, 2013) was dependent upon how our Company’s earnings per share for that period compared to the earnings per share objective for the period, which was $7.00 per share. Because our aggregate earnings per share for the 2014–2016 measurement period was $8.32, approximately 118% of the $7.00 earnings per share objective for that measurement period, in accordance with the LTIP, each named executive officer, as well as each other participant in the LTIP, was paid in March 2017, 190% of his/her LTIP Cash Target Bonus; provided, however, that such amounts earned in 2016 by Mr. Cammaker will be paid to him in June 2017 in accordance with the terms of his severance agreement. The amount of the LTIP cash payment to each named executive officer is included under the “Non-Equity Incentive Plan Compensation” column for 2016 of the Summary Compensation Table on page 27.
The Multiplier for each named executive officer, which is set out in the LTIP (subject to change annually by the Compensation Committee for each named executive officer), for 2016, was as follows: Mr. Guzzi, 360%; Messrs. Pompa and Matz, each 175%; Mr. Cammaker and Ms. Mauricio, each 125%. Based upon compensation information provided by Mercer regarding awards to senior executives of Comparator Companies, the Compensation Committee concluded that the Multiplier for each named executive officer, when applied to a percentage of his/her annual base salary rate as of the end of the previous year, resulted in an LTIP Target Bonus for each named executive officer which was competitive with that provided by Comparator Companies.
On January 4, 2016, pursuant to the terms of the LTIP, each named executive officer, as well as each other participant in the LTIP, was awarded a number of stock units entitling him/her to receive in

February 2019 an equal number of shares of our Common Stock provided he/she is continuously employed by us through January 4, 2019. However, if his/her employment is terminated by us without cause, by him/her for good reason, or by reason of his/her death, permanent disability or retirement at age 65 or older, he/she will, nevertheless, be entitled to those shares. The number of stock units awarded to each named executive officer was determined by dividing 50% of the product of the named executive officer’s then Multiplier and his/her annual base salary rate as of December 31, 2015 by the closing price of a share of our Common Stock on the New York Stock Exchange on January 4, 2016. The aggregate grant date fair value of the stock units awarded in 2016 to each named executive officer based on Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 is included under the “Stock Awards” column for 2016 of the Summary Compensation Table on page 27 and under the “All Other Stock Awards: Grant Date Fair Value of Stock Awards” column of the Table entitled “Grants of Plan-Based Awards For Fiscal Year 2016” on page 30.
In March 2016, under the LTIP, the Compensation Committee also established for the measurement period consisting of the 2016–2018 calendar years an earnings per share objective of  $8.25. Each named executive officer’s LTIP Cash Target Bonus for that measurement period is 50% of the product of his/her annual base salary rate as of the end of 2015 and his/her Multiplier. The amounts set out in the Table entitled “Grants of Plan-Based Awards for Fiscal Year 2016” on page 30 identified with footnote (4) indicates the range of LTIP performance-based cash incentive awards each named executive officer may receive in respect of the 2016–2018 measurement period if we achieve for that measurement period (i) the minimum earnings per share objective of $4.13, (ii) the earnings per share objective of $8.25, or (iii) at least 120% of the earnings per share objective, or $9.90. As indicated earlier, if we do not achieve the minimum earnings per share objective for the 2016–2018 measurement period, we will not pay any of the LTIP performance-based cash incentive awards identified in the Grants of Plan-Based Awards in Fiscal Year 2016 Table.
In December 2015, the Board adopted the EMCOR Group, Inc. Executive Compensation Recoupment Policy (the “Recoupment Policy”) that provides, in the case of an accounting restatement to correct an error that is material to previously issued financial statements under the securities laws, the Board shall generally seek reimbursement for all cash or equity-based bonuses or other cash or equity-based incentive compensation that was granted, earned or became vested in whole or in part upon the attainment of any financial reporting measure during the three completed fiscal years immediately preceding the required financial restatement date to the extent such bonuses or other incentive compensation would have been less had such bonuses or other incentive compensation been calculated based on the restated financial results. The Compensation Committee adopted an amendment to the LTIP to implement the application of the Recoupment Policy to the LTIP.
Special Equity Awards
In October 2015, the Compensation Committee awarded to Mr. Guzzi 52,600 restricted stock units entitling him to receive an equal number of shares of our Common Stock provided he is employed by us until October 28, 2019. If the employment of Mr. Guzzi is terminated by us without cause, if he terminates his employment with us for good reason, if there is a change in control of the Company, or if he dies or is permanently disabled, then he or his estate shall be promptly issued those shares. In the event of a termination of his employment by us for cause or by him without good reason all his stock units will be forfeited. The terms “cause,” “good reason,” “change of control,” and “permanent disability” are substantially the same as those terms are described commencing on page 36 under “Potential Post Employment Payments”—“Long Term Incentive Plan.” In granting this award the Compensation Committee took into account compensation information provided by Mercer regarding equity awards to chief executive officers of Comparator Companies and determined such award was appropriate in order to bring Mr. Guzzi’s equity compensation in line with such chief executive officers.
Percentage of Incentive Compensation
We believe our annual cash and LTIP incentive awards motivate our named executive officers to seek sustained positive financial performance. A significant portion of the named executive officers’ compensation is incentive compensation based on objective financial performance. The equity awards expose management to the risk that our stock value will go down and are conditioned on the named executive officer staying employed with us for a significant period of time.

For 2016, the percentages of targeted incentive compensation to total targeted compensation (including stock units) of the named executive officers ranged from approximately 46% to 51%, and the equity component percentage of the named executive officers’ total targeted compensation (including stock units) ranged from approximately 18% to 30%. Of their 2016 total targeted compensation (including stock units), the percentages of total target compensation that were forfeitable ranged from approximately 37% to 60%.
Corporate Tax Deduction on Compensation in Excess of  $1 Million a Year
Section 162(m) of the Code, generally limits the deduction a public corporation may claim for certain executive compensation. The limitation ($1 million per executive for any year) applies only to compensation with respect to the corporation’s chief executive officer and its three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Compensation may qualify for an exemption from this deduction limit if it satisfies certain conditions under Section 162(m). The Compensation Committee considers the impact of this rule, among other factors, in developing and implementing our executive compensation plans. While we have designed much of our annual incentive awards and the LTIP performance-based cash incentive awards to qualify for an exemption from the limitation on deductible compensation, not all the annual incentive awards and LTIP awards qualify under Section 162(m). To the extent a named executive officer’s annual incentive award is paid based on achievement of his/her personal goals and objectives (and a portion was so paid for 2016), such portion of the award would not, and did not, qualify under Section 162(m). Awards of stock units, which vest over the passage of time, do not qualify under Section 162(m). The Compensation Committee does not require that all compensation qualify under Section 162(m) because it believes that it is important to preserve flexibility in granting awards that meet the objectives of our compensation programs, which may result (and for 2016 has resulted) in awards that do not qualify for an exemption from the Section 162(m) deduction limitation.
Accounting Treatment
When designing the elements of compensation, the Compensation Committee considers the impact of accounting treatment and avoids structuring equity awards that would require that they be marked to market at the end of each accounting period as those types of awards could result in additional expense to the Company or additional net income to the Company dependent upon their periodic change in value. However, the Compensation Committee may determine in its sole discretion to grant equity awards that may be subject to liability accounting treatment.
Retirement Plans, Severance Arrangements, and Change of Control Agreements
Retirement Plans
Until 2013 we provided our retirement benefits solely through our 401(k) Plan, pursuant to which we made a matching contribution of  $13,648 for the account of each named executive officer for 2016. We based the amount of our contribution for named executive officers on a formula set forth in the terms of the 401(k) Plan that applies to all employees participating in our 401(k) Plan.
Effective with calendar year 2013, we adopted our Voluntary Deferral Plan, a non-qualified deferred compensation plan offered to a select group of employees with annual salaries of at least $175,000, including our named executive officers. See the Table under “Non-Qualified Deferred Compensation” on page 33 and the accompanying narrative disclosure for information regarding deferrals and Company credits made in respect of 2016.
Severance Arrangements
In light of our modest retirement benefits and the existence of employment agreements for several years with our named executive officers, other than Mr. Guzzi (who did not join us until October 2004) and Ms. Mauricio (who did not become a named executive officer until 2016), which employment agreements we decided not to renew when they expired on December 31, 2004, the Compensation Committee decided to enter into severance agreements with our then named executive officers in 2005. In 2016, the Company entered into a severance agreement with Ms. Mauricio. The terms of the severance agreements reflected market practice and advice provided to the Compensation Committee by Mercer and outside counsel engaged by the Compensation Committee and generally took into account the named executive officer’s past accomplishments. Except with respect to Mr. Cammaker, each such agreement provides that if the named executive is terminated without cause or if he/she terminates his/her employment for good reason, he/she will be entitled to a severance benefit equal to (a) two years of his/her annual base salary and (b) a prorated amount of his/her annual incentive awards. Upon his retirement, Mr. Cammaker became entitled to receive the benefits under his Severance Agreement as described under potential “Post-Employment Payments”—“Severance Agreements” commencing on page 34.
The severance agreements and other enhanced severance benefits referred to in this Section as well as the terms “cause” and “good reason” are described commencing on page 34 under “Potential Post Employment Payments”—“Severance Agreements.”
In addition, if the named executive officer is terminated without “cause,” he/she terminates his/her employment for “good reason” or his/her employment is terminated by reason of his/her permanent disability, as those terms are defined on page 38 under “Potential Post Employment Payments”—“Long Term Incentive Plan,” or if the named executive officer dies or retires at age 65 or older, we will under the LTIP provide such named executive officer with:
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all the shares issuable in respect of his/her LTIP stock units no later than six months after the named executive officer’s termination date; and

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with respect to each measurement period then in effect, a prorated amount of the LTIP performance-based cash incentive award that he/she would have received had he/she remained in our employ during the entire measurement period.

Upon his retirement on December 31, 2016, Mr. Cammaker became entitled to receive such benefits under the LTIP.
Change of Control Agreements
Each of our named executive officers (other than Mr. Cammaker, who retired on December 31, 2016) is a party to a change of control agreement so that if we experience a change of control we can provide security to our named executive officers during the period of change of control in order that they can focus on our business and make decisions which are in our best interests and the best interests of our stockholders, even if such decisions lead to their departure and in order that we may retain these individuals during that period and the transition to new ownership.
These change of control agreements provide for enhanced severance benefits if, within two years of the date we experience a change of control, the executive terminates his/her employment for good reason or the executive’s employment is terminated involuntarily, other than for cause, death or permanent disability. The enhanced severance benefits payable in the event of severance after a change of control are described under “Potential Post Employment Payments”—“Change of Control Arrangements” commencing on page 40. If severance benefits are paid to a named executive officer under a change of control agreement, no payments are to be made to him/her under his/her severance agreement. The terms and provisions of the change of control agreements reflect competitive market practices and advice provided by outside counsel to the Company and were not derived primarily from a negotiation process with our executives. The term “change of control” as used in the change of control agreements is defined commencing on page 41.
Excise Tax Gross-Ups
The severance payments and other payments and benefits our named executive officers would receive in connection with a change of control could trigger an excise tax, payable by our named executive officers. In that case, under the terms of the change of control agreements (other than the change of control agreement with Ms. Mauricio), we are to make gross-up payments to our named executive officers so that they receive the same economic benefit they would have received if the excise tax were not imposed. These gross-up payments would be provided even though we cannot deduct them from our own taxable income, because we believe our named executive officers should receive the full economic benefit of the protections we have offered them. Under the terms of the change of control agreement entered into with Ms. Mauricio in 2016, she would not be entitled to a gross-up payment.
COMPENSATION COMMITTEE REPORT
The following is the report of the Compensation and Personnel Committee for the year ended December 31, 2016.
We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with EMCOR’s management.
Based on the review and discussions referred to in the immediately preceding paragraph, we recommended to EMCOR’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2016.
By:
Compensation and Personnel Committee

Michael T. Yonker, Chairman
John W. Altmeyer
Richard F. Hamm, Jr.
Jerry E. Ryan
Steven B. Schwarzwaelder
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2016, the Compensation Committee was responsible for matters concerning executive compensation.
Messrs. Altmeyer, Hamm, Ryan, Schwarzwaelder and Yonker served as members of the Compensation Committee during 2016.
No member of the Compensation Committee:
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was at any time during 2016 an officer or employee of ours or any of our subsidiaries;

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was formerly an officer of ours or of any of our subsidiaries; or

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has or had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
The following Table sets forth information with respect to the compensation of our Chief Executive Officer, our Chief Financial Officer, and our other executive officers during 2016, who we refer to collectively as the “named executive officers,” based on total compensation for fiscal 2016.
Summary Compensation Table for Fiscal Years 2016, 2015 and 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Anthony J. Guzzi President and Chief Executive Officer	2016	$1,071,000	—	$1,889,960	—	$5,470,500	$143,055	$8,574,515
	2015	$1,050,000	—	$4,318,055	—	$4,079,250	$147,326	$9,594,631
	2014	$1,010,000	—	$1,469,998	—	$3,972,813	$162,449	$6,615,260
Mark A. Pompa Executive Vice President and Chief Financial Officer	2016	$670,000	—	$568,736	—	$2,343,250	$82,789	$3,664,775
	2015	$650,000	—	$472,484	—	$1,499,025	$94,284	$2,715,793
	2014	$630,000	—	$463,245	—	$1,685,250	$100,767	$2,879,262
R. Kevin Matz Executive Vice President, Shared Services	2016	$530,000	—	$450,614	—	$1,751,125	$109,440	$2,841,179
	2015	$515,000	—	$374,961	—	$1,123,275	$112,537	$2,125,773
	2014	$500,000	—	$368,297	—	$1,246,250	$113,890	$2,228,437
Maxine L. Mauricio Senior Vice President, General Counsel and Corporate Secretary(4)	2016	$425,000	—	$265,614	—	$978,250	$67,040	$1,735,904
	2015	$285,000	—	$134,970	—	$301,063	$125,839	$846,872
	2014	$270,000	—	$67,478	—	$267,625	$15,400	$620,503
Sheldon I. Cammaker Vice Chairman (Retired)(5)	2016	$400,000	—	$328,098	—	$1,411,563	$121,815	$2,261,476
	2015	$525,000	—	$324,972	—	$1,187,438	$136,565	$2,173,975
	2014	$520,000	—	$321,862	—	$1,332,719	$148,640	$2,323,221

(1)
Stock awards reflected in this Table represent for 2014, 2015, and 2016 aggregate grant date fair value for stock units computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, disregarding the effect of potential forfeitures. There can be no assurance that these amounts will be realized. These stock awards consist of, for 2014, 2015, and 2016, time-based stock units granted under our Long Term Incentive Plan (“LTIP”), and in the case of Messrs. Pompa and Matz 1,822 and 1,448 additional time-based stock units awarded, respectively, to them in March 2014 which such stock units vested in January 2017; and in the case of Mr. Guzzi, 52,600 additional time-based stock units awarded to him in October 2015, which such stock units will vest in October 2019.

(2)
The amounts reported in this column for 2016 include annual incentive awards paid in 2017 and earned in respect of 2016, all of which are paid in cash. These annual incentive awards for each of the named executive officers are as follows: Mr. Guzzi, $2,677,500; Mr. Pompa, $1,474,000; Mr. Matz, $1,060,000; Ms. Mauricio, $850,000; and Mr. Cammaker, $800,000. The amounts reported in this column for 2016 also include amounts paid in 2017 (or payable in 2017 with respect to Mr. Cammaker) under the LTIP in respect of LTIP Cash Target Bonuses for the 2014–2016 measurement period. These LTIP amounts for each of the named executive officers are as follows: Mr. Guzzi, $2,793,000; Mr. Pompa, $869,250; Mr. Matz, $691,125; Ms. Mauricio, $128,250; and Mr. Cammaker, $611,563. Pursuant to the terms of his severance agreement, Mr. Cammaker’s annual incentive award for 2016 and LTIP Cash Target Bonus for the 2014–2016 measurement period will be paid to him in June 2017.

(3)
The amounts reported in this column for 2016 for each named executive officer include: (a) an allowance for his/her leasing of an automobile; reimbursement for auto insurance on such vehicle; reimbursement for the cost of maintenance and repair of such vehicle; reimbursement for monthly dues in a club suitable for entertaining clients and other business contacts; and the value of tickets to certain sporting events and (b) premiums paid for excess liability insurance of  $10 million. The amounts in this column also include the cost of premiums paid by us for term life insurance for each named executive officer as follows: Mr. Guzzi, $14,110; Mr. Pompa, $2,559; Mr. Matz, $11,324; Ms. Mauricio, $1,874; and Mr. Cammaker, $20,421. In addition, the amounts reported in this column include reimbursement for taxes on certain of the foregoing perquisites for each of the named executive officers as follows: Mr. Guzzi, $37,785; Mr. Pompa, $17,505; Mr. Matz, $33,963; Ms. Mauricio, $20,021; and Mr. Cammaker, $43,498. For 2016, the amounts also include matching contributions of  $13,648 provided by us under our 401(k) Plan for the account of each named executive officer and matching credits provided by us under our Voluntary Deferral Plan for each named executive officer participating in such plan as follows: Mr. Guzzi, $41,509; Mr. Pompa $20,858; Mr. Matz, $13,648; and Mr. Cammaker, $6,953. No amounts are included in this column for earnings on deferred compensation because the named executive officers did not receive above-market or preferential earnings on compensation that is deferred.

(4)
Ms. Mauricio was not a named executive officer in 2015 or 2014.

(5)
Mr. Cammaker was Executive Vice President, General Counsel and Secretary of the Company until January 4, 2016 and Vice Chairman of the Company until December 31, 2016.

Proportion of 2016 Salaries to Total 2016 Compensation
The approximate percentage of each named executive officer’s 2016 salary of his/her total 2016 compensation reported in the Summary Compensation Table above is as follows: Mr. Guzzi, 12%; Mr. Pompa, 18%; Mr. Matz, 19%; Ms. Mauricio, 24%; and Mr. Cammaker, 18%. There can be no assurance that the total compensation amounts reported in the Summary Compensation Table will be realized.
Annual Incentive Awards
Under our Annual Incentive Program the Compensation Committee establishes annual corporate financial objectives and individual performance goals and objectives for each named executive officer. These objectives are the basis on which a determination is made whether the named executive officer should receive annual incentive awards and, if so, the amount of such award. The annual incentive awards for 2016 and the basis on which they were made are discussed on pages 16 through 20 under “Compensation Discussion and Analysis.” For 2016, the Maximum Potential Incentive Awards for Messrs. Guzzi and Pompa were 250% and 220%, respectively, of their respective 2016 annual base salaries and for Messrs. Cammaker and Matz and Ms. Mauricio were 200% of their respective 2016 annual base salaries as described under “Annual Cash Incentive Program” on page 16. These were the amounts actually paid to the named executive officers for 2016 based upon the achievement of financial objectives and individual performance goals and objectives; provided, however, that the amount payable to Mr. Cammaker for 2016 will be paid to him in June 2017 in accordance with the terms of his severance agreement. The potential payouts under the 2016 Annual Incentive Program are included under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2016 Table on page 30 and have footnote (3) next to them. The actual 2016 incentive awards, all of which were in cash, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 27.
Long Term Incentive Plan and Special Equity Awards
Under the terms of the LTIP, for 2016, we awarded each named executive officer a number of stock units in January 2016. These stock units, which generally vest in full three years from their respective award dates, represent the right to receive an equal number of shares of Common Stock, generally on or about the fourth week in February 2019.
A named executive officer has to be employed by us generally until January 4, 2019 to receive shares of our Common Stock in respect of his/her 2016 LTIP stock unit award. If a named executive officer’s employment terminates before January 4, 2019, he/she will, generally, forfeit his/her 2016 LTIP stock unit award, unless such termination is by the Company without cause or by him/her for good reason or due to his/her permanent disability, death or retirement at age 65 or older. The terms “cause,” “good reason” and “permanent disability” are defined on page 38 under “Potential Post Employment Payments”—“Long Term Incentive Plan.”
As provided in the LTIP, in January of each year we base the number of stock units that a named executive officer is to receive for that calendar year on one-half of a set percentage of his/her annual base salary rate as of the immediately preceding December 31, divided by the closing price of a share of our Common Stock as of the first business day of the year in which we award the stock units. The current percentage for each named executive officer is provided for in the LTIP (subject to change by the Compensation Committee) and was as follows in 2016: Mr. Guzzi–360%; Messrs. Pompa and Matz–175%; and Ms. Mauricio and Mr. Cammaker–125%.
The 2016 stock award values reflected in the “Stock Awards” column of the Summary Compensation Table on page 27 relate to those stock units awarded in January 2016 under the LTIP to each named executive officer. Except for Mr. Cammaker who upon his retirement became entitled to receive the shares of Common Stock underlying the stock units granted to him, there can be no assurance that the amounts reported in the “Stock Awards” column of that Table for 2016 will be realized. The stock awards reflected in the “All Other Stock Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2016 Table on page 30 represent the number of stock units awarded to each named executive officer in January 2016 under the LTIP.
We also grant potential performance-based cash incentive awards under the LTIP based on our performance for a three calendar year measurement period commencing with the award year. In 2014, we granted each named executive officer a potential performance-based cash incentive award, or LTIP Cash Target Bonus, based on our performance for a measurement period consisting of calendar years 2014– 2016. We reached approximately 118% of our targeted financial performance for that measurement period, and, accordingly, each named executive officer was paid an amount equal to 190% of his/her LTIP Cash Target Bonus for the measurement period; provided, however, that with respect to Mr. Cammaker, such amount will be paid to him in June 2017 in accordance with the terms of his severance agreement. The amounts paid in respect of these performance-based cash incentive awards are included for 2016 in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column on page 27.
In addition, in 2016, we granted each named executive officer an LTIP Cash Target Bonus based upon the measurement period consisting of calendar years 2016–2018, which is reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2016 Table on page 30. We will base the payment of these awards (next to which the footnote (4) appears) on the achievement of the predetermined earnings per share objective for the measurement period consisting of calendar years 2016–2018. We will pay to each such named executive officer the target performance-based cash incentive award set opposite his/her respective name in the Grants of Plan-Based Awards in Fiscal Year 2016 Table below if we achieve aggregate earnings per share of  $8.25 for the 2016–2018 measurement period. If, for this period, we achieve aggregate earnings per share of  $4.13, each such named executive officer will be entitled to the threshold performance-based cash incentive award amount set opposite his/her name in that Table, but if we do not achieve aggregate earnings per share of at least $4.13, no such cash incentive award will be payable. If, for this period, we achieve aggregate earnings per share of  $9.90 or more, each such named executive officer will be entitled to the maximum performance-based cash incentive award amount set opposite his/her name in that Table. For aggregate earnings per share falling between $4.14 and $8.24, and between $8.26 and $9.89, for the 2016–2018 measurement period, the performance-based cash incentive award is interpolated from 50% to 99% of the target performance-based cash incentive award and from 101% to 199% of the target performance-based cash incentive award, respectively. Earnings per share for purposes of the LTIP is defined commencing on page 20 under “Compensation Discussion and Analysis”—“Long Term Incentive Plan.”
If a named executive officer is not employed during an entire measurement period, he/she will not be entitled to any performance-based cash incentive award for the measurement period, unless he/she has been terminated without cause, he/she terminates his/her employment for good reason, dies, is permanently disabled or retires at age 65 or older. If during a measurement period he/she is terminated without cause or he/she terminates his/her employment for good reason, dies, is permanently disabled or retires at age 65 or older, then for the measurement period, he/she will be entitled to a portion of the awards under the LTIP as described under “Potential Post Employment Payments”—“Long Term Incentive Plan” commencing on page 30, where the terms “cause,” “good reason” and “permanent disability” are also defined. Because Mr. Cammaker retired on December 31, 2016, he will receive a pro rata portion of the LTIP Cash Target Bonus for the 2016–2018 measurement period when such amounts are paid to participants generally.
Voluntary Deferral Plan
Each of our executive officers (other than Ms. Mauricio) deferred amounts under the Voluntary Deferral Plan for 2016 and received Company base matching credits plus a Company supplemental credit equal to 25% of the base matching credit. All Company matching credits are included for 2016 in the Summary Compensation Table under the “All Other Compensation” column on page 27. See “Non-Qualified Deferred Compensation” on page 33 for additional information about the Voluntary Deferral Plan.

The following Table sets forth certain information with respect to the grant of awards during the 2016 fiscal year to the named executive officers. There were no awards of options to the named executive officers during 2016.
Grants of Plan-Based Awards For Fiscal Year 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Anthony J. Guzzi	1/4/16				40,864(1)	$1,889,960(2)
	3/2/16	$267,750(3)	$1,338,750(3)	$2,677,500(3)
	3/2/16	$945,000(4)	$1,890,000(4)	$3,780,000(4)
Mark A. Pompa	1/4/16				12,297(1)	$568,736(2)
	3/2/16	$147,400(3)	$737,000(3)	$1,474,000(3)
	3/2/16	$284,375(4)	$568,750(4)	$1,137,500(4)
R. Kevin Matz	1/4/16				9,743(1)	$450,614(2)
	3/2/16	$106,000(3)	$530,000(3)	$1,060,000(3)
	3/2/16	$225,313(4)	$450,625(4)	$901,250(4)
Maxine L. Mauricio	1/4/16				5,743(1)	$265,614(2)
	3/2/16	$85,000(3)	$425,000(3)	$850,000(3)
	3/2/16	$132,813(4)	$265,625(4)	$531,250(4)
Sheldon I. Cammaker (Retired)	1/4/16				7,094(1)	$328,098(2)
	3/2/16	$80,000(3)	$400,000(3)	$800,000(3)
	3/2/16	$54,688(4)	$109,375(4)	$218,750(4)

(1)
Consists of time-based stock units awarded in January 2016 under our LTIP.

(2)
Represents the aggregate grant date fair value of stock units awarded in January 2016 under our LTIP, the fair value of which was computed in accordance with FASB ASC Topic 718.

(3)
These amounts represent estimated payouts pursuant to our Annual Incentive Program for 2016 at threshold, target, and maximum. The actual amounts paid in respect of this program for 2016 are disclosed in the Summary Compensation Table on page 27. The threshold and target amounts assume the achievement of personal goals and objectives for which the following respective percentage of annual base salary of the named executive officer is paid: Mr. Guzzi–25%; Mr. Pompa–22%; and Messrs. Matz and Cammaker and Ms. Mauricio–20% each, and (a) with respect to the threshold amount, no award is made based upon financial measurements and (b) with respect to the target amount, the financial target bonus is achieved. The maximum amount represents the Maximum Potential Incentive Award as described on page 16 under “Annual Cash Incentive Program”.

(4)
These estimated payouts reflect cash awards made pursuant to our LTIP in respect of the measurement period 2016–2018. The threshold, target and maximum amounts correlate to the earnings per share which could be achieved during the period in comparison to the earnings per share objective under the LTIP as described commencing on page 20 under “Compensation Discussion and Analysis”—“Long Term Incentive Plan”; provided, however, that with respect to Mr. Cammaker this amount has been prorated to take into account his retirement on December 31, 2016.

The following Table sets forth certain information with respect to unvested outstanding equity awards held by the named executive officers at the end of 2016. There were no unexercised options held by the named executive officers at the end of 2016. Stock units held by Mr. Cammaker vested in full upon his retirement on December 31, 2016 and will be issued to him in June 2017.
Outstanding Equity Awards at 2016 Fiscal Year-End

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Anthony J. Guzzi	35,841(2)	$2,536,109(2)
	42,008(3)	$2,972,486(3)
	41,116(4)	$2,909,368(4)
	52,922(6)	$3,744,761(6)
Mark A. Pompa	9,290(2)	$657,360(2)
	10,915(3)	$772,345(3)
	12,372(4)	$875,443(4)
	1,853(5)	$131,118(5)
R. Kevin Matz	7,385(2)	$522,563(2)
	8,661(3)	$612,852(3)
	9,802(4)	$693,590(4)
	1,469(5)	$103,946(5)
Maxine L. Mauricio	1,639(2)	$115,976(2)
	3,116(3)	$220,488(3)
	5,777(4)	$408,781(4)
Sheldon I. Cammaker (Retired)(7)

(1)
The market value of shares or stock units that have not vested is equivalent to the closing price of a share of our Common Stock on the New York Stock Exchange on December 30, 2016, multiplied by the respective number of shares.

(2)
Represents LTIP stock units awarded in January 2014 as well as additional stock units that accrued on that award during 2014, 2015 and 2016 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2014, 2015 and 2016 which would have been paid with respect to Common Stock underlying such January 2014 award; these stock units vested on January 2, 2017.

(3)
Represents LTIP stock units awarded in January 2015 as well as additional stock units that accrued on that award during 2015 and 2016 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2015 and 2016 which would have been paid with respect to Common Stock underlying such January 2015 award; these stock units generally will vest on January 2, 2018.

(4)
Represents LTIP stock units awarded in January 2016 as well as additional stock units that accrued on that award during 2016 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2016 which would have been paid with respect to Common Stock underlying such January 2016 award; these stock units generally will vest on January 4, 2019.

(5)
Represents stock units awarded in March 2014 as well as additional stock units that accrued during 2014, 2015 and 2016 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2014, 2015 and 2016 which would have been paid with respect to Common Stock underlying such March 2014 awards; these stock units vested on January 2, 2017.

(6)
Represents stock units awarded in October 2015 to Mr. Guzzi as well as additional stock units that accrued during 2015 and 2016 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2015 and 2016 which would have been paid with respect to Common Stock underlying such October 2015 award; these stock units generally will vest on October 28, 2019.

(7)
Stock units held by Mr. Cammaker vested in full upon his retirement on December 31, 2016.

Unvested stock units reported in the Outstanding Equity Awards at 2016 Fiscal Year-End Table on page 31 include those stock units awarded in 2014, 2015 and 2016 under our LTIP to each named executive officer and in the case of Mr. Guzzi, an additional 52,600 stock units awarded to him in October 2015, and in the case of Messrs. Pompa and Matz an additional 1,822 and 1,448 stock units, respectively, awarded to them in March 2014. In addition, their unvested stock units outstanding as of December 31, 2016 reflect additional stock units (“Dividend Equivalent Awards”) equal in value to our cash dividends on our Common Stock which would have been paid in respect of shares of our Common Stock underlying their stock units outstanding as of the dividend payment dates. Stock units (and related Dividend Equivalent Awards) awarded to Mr. Guzzi in October 2015 are to vest in full on October 28, 2019. Stock units awarded in January 2014 (and related Dividend Equivalent Awards) vested in full on January 2, 2017 and stock units awarded in March 2014 (and related Dividend Equivalent Awards) vested in full on January 2, 2017. Stock units awarded in January 2015 (and related Dividend Equivalent Awards) are to vest in full on January 2, 2018, and stock units awarded in January 2016 (and related Dividend Equivalent Awards) are to vest in full in January 4, 2019. However, if we experience a change of control prior to the scheduled vesting date, unvested stock units (and related Dividend Equivalent Awards) will vest in full at that time and shares of our Common Stock will be issued in respect of them. If the employment of a named executive officer is terminated by us without cause or by him/her for good reason, or if his/her employment terminates by reason of his/her death, permanent disability or retirement at age 65 or older, the stock units awarded to him/her under our LTIP, and, in the case of Mr. Guzzi, those stock units awarded to him in October 2015, will vest in full at such time and the shares of our Common Stock to be issued in respect of such stock units will be issued thereafter, and, if employment of the named executive officer is terminated by us for cause or he/she terminates his/her employment without good reason, before his/her stock units vest, he/she will forfeit the stock units (and related Dividend Equivalent Awards). The terms “cause,” “good reason,” “change of control,” and “permanent disability” are defined for purposes of all stock unit awards similarly to those definitions on page 38 under “Potential Post Employment Payments”—“Long Term Incentive Plan.”
The following Table sets forth with respect to each named executive officer certain information with respect to stock awards that vested during fiscal year 2016. No options were held by the named executive officers in fiscal year 2016. Stock units held by Mr. Cammaker vested in full upon his retirement on December 31, 2016 and will be issued to him in June 2017.
Stock Vested in Fiscal Year 2016

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony J. Guzzi	42,850	$2,058,514
Mark A. Pompa	10,562	$507,398
	12,414	$569,182
R. Kevin Matz	8,377	$402,431
	12,414	$569,182
Maxine L. Mauricio	1,781	$85,559
	5,168	$236,953
Sheldon I. Cammaker (Retired)	9,286	$446,099
	12,414	$569,182
	7,844	$555,041
	7,506	$531,125
	7,136	$504,943

(1)
The value realized is equivalent to the closing price of a share of our Common Stock on the New York Stock Exchange on the date that the stock award vested, multiplied by the number of shares acquired upon vesting.

NON-QUALIFIED DEFERRED COMPENSATION
As indicated above, certain of our employees, including each named executive officer, are permitted to defer compensation under the Company’s Voluntary Deferral Plan in order to make eligible employees whole for compensation limits imposed under our 401(k) Savings Plan, and thus, enabling additional savings for retirement on a tax deferred basis.
The Voluntary Deferral Plan permits an eligible employee to defer annually up to one-half of that portion of his/her base salary in excess of the limits described in Section 401(a)(17) of the Code (for 2016 the limit was $265,000) and/or up to 100% of any annual cash bonus and/or cash incentive payments to him/her. A participating employee’s account is also credited with a Company matching credit of up to 4% on deferrals, but not in excess of 4% of base salary in excess of the federal tax limit described above, plus possible Company supplemental credits. Accounts under the Voluntary Deferral Plan are credited with hypothetical earnings and losses based on notional investments (mutual funds) selected by the participating employee in accordance with the Voluntary Deferral Plan terms. Accounts would also be distributable upon a change of control of the Company.
Accounts deferred in 2013 are payable in a lump sum following the participant’s termination of employment and accounts deferred on or after January 1, 2014 are payable in either a lump sum or, provided the participant’s employment terminates after he/she has reached age 59-1/2, in five annual installments following termination of employment, as elected for each year’s deferral by the participant at the time of deferral election.
The following Table sets forth certain information regarding (a) deferrals and matching credits under our Voluntary Deferral Plan with respect to the accounts of each of our named executive officers who participated in such plan during fiscal year 2016 and (b) each such executive officer’s account balance as of December 31, 2016.
Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawal Distributions	Aggregate Balance at Last Fiscal Year End(4)
Anthony J. Guzzi	$42,840	$41,509	$21,754	—	$352,584
Mark A. Pompa	$60,300	$20,858	$25,095	—	$329,999
R. Kevin Matz	$15,900	$13,648	$7,285	—	$121,891
Sheldon I. Cammaker (Retired)	$8,000	$6,953	$6,121	—	$109,734

(1)
Amounts reported in this column are included under Salary in the Summary Compensation Table on page 27.

(2)
Amounts reported in this column are included under All Other Compensation in the Summary Compensation Table on page 27.

(3)
This column includes earnings (and losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” earnings and, therefore, are not reported as compensation in the Summary Compensation Table on page 27.

(4)
This column reflects the aggregate of salary deferred by each named executive since the Voluntary Deferral Plan became effective on January 1, 2013 plus the aggregate credits provided by the Company and invested earnings on such deferrals and credits.

POTENTIAL POST EMPLOYMENT PAYMENTS
Severance Agreements
Messrs. Guzzi, Pompa and Matz, and Ms. Mauricio, each a named executive officer, are parties to severance agreements with us, which we refer to as the “severance agreements.” The severance agreements each provide for specified benefits under certain circumstances should the executive officer’s employment with us terminate.
In June 2015, the severance agreement with Mr. Cammaker was amended effective January 2016 to provide for a payment equal to the greater of  $400,000 or 12 months of his then current annual base salary if his employment terminates for any reason. Therefore, upon Mr. Cammaker’s retirement on December 31, 2016, he became entitled to receive $400,000. Of such amount, $200,000 is payable on June 30, 2017, and $100,000 is payable on each of September 30, 2017 and December 31, 2017. Annual incentive compensation earned by Mr. Cammaker for 2016 in the amount of  $800,000 and the performance-based cash incentive award under the LTIP for the 2014–2016 measurement period will be paid to him on June 30, 2017 pursuant to the terms of his severance agreement. A portion of the performance-based cash incentive award under the LTIP for the 2015–2017 and 2016–2018 measurement periods (prorated based upon the years he was still with the Company) will be paid to Mr. Cammaker when paid to participants generally. All stock units held by Mr. Cammaker vested upon his retirement and will be issued to him on June 30, 2017. In addition, Mr. Cammaker became entitled to receive the medical, life insurance and other benefits described below and also became subject to the post-employment restrictive covenants described below.
Termination by us without Cause or Termination by the Named Executive Officer for Good Reason
The severance agreements for each of Messrs. Guzzi, Pompa, Matz, and Ms. Mauricio each provide that if the named executive officer’s employment is terminated by us without “cause” (defined below) or if he/she terminates his/her employment for “good reason” (defined below), we will pay the named executive officer an amount equal to twice his/her annual base salary in effect immediately prior to his/her termination. We will pay this amount to the applicable named executive officer in eight equal installments. In addition, we will pay to the named executive officer all unpaid amounts for his/her annual incentive awards for any calendar year ended before the date of termination. We will also pay the named executive officer an amount equal to a prorated portion of his/her targeted annual incentive award based on his/her personal goals and objectives for the year in which his/her termination takes place and a prorated portion of the annual incentive award based upon our financial performance that he/she would have received had he/she been employed for the entire year. We will calculate these amounts by multiplying the applicable incentive award amount by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he/she was employed by us and the denominator of which is 365.
We will also provide, at our expense, coverage for the named executive officer (and, to the extent applicable, his/her eligible dependents) under our medical, dental and hospitalization insurance plans for a period of 18 months from the date of termination. In addition, we will provide, at our expense, coverage under our group life and accidental death and dismemberment insurance plans for a period of 12 months from the date of termination. However, if a successor employer of the named executive officer provides comparable coverage, we will stop providing coverage.
No amounts are payable under a severance agreement if the named executive officer is terminated by us for cause or by him/her without good reason. In addition, no severance benefits are payable under a severance agreement if benefits are payable under a named executive officer’s change of control agreement described commencing on page 40.
Definition of Cause and Good Reason
“Cause” is defined in each such named executive officer’s severance agreement as:
•
the named executive officer committing an action involving willful malfeasance in connection with his/her employment which results in material harm to us;

•
the named executive officer committing a material and continuing breach of the terms of his/her severance agreement if the breach is not cured within 60 days after we provide the named executive officer with written notice of any such breach; or

•
the named executive officer’s conviction of a felony.

For purposes of this definition, no act, or failure to act, on the named executive officer’s part, is deemed “willful” unless done, or omitted to be done, by him/her in bad faith. In addition, cause will only exist if there was no reasonable belief that the named executive officer’s act, or failure to act, was in our best interest and the best interest of our subsidiaries.
“Good reason” is defined in each such named executive officer’s severance agreement as:
•
our reducing the named executive officer’s then annual base salary, except in connection with a similar reduction in salary that applies to all our senior executives;

•
our or one of our subsidiaries failing to pay to the named executive officer any portion of his/her current compensation that is already earned and due;

•
our failure to obtain the assumption (either specifically or by operation of law) of the named executive officer’s severance agreement by any successor to, or assign of, us or any person acquiring substantially all of our assets; or

•
the termination of a specified indemnity agreement in effect between the named executive officer and us.

In addition, Mr. Guzzi’s severance agreement provides that “good reason” also includes any reduction by the Company of his authority, duties, or responsibilities or any removal of him from his current office other than by the Company for cause or as a result of his permanent disability or by him for good reason.
Payments in the Event of Permanent Disability
Each such named executive officer’s severance agreement also provides that, in the event of his/her “permanent disability” (defined below), we will provide the same insurance benefits described above in the case of termination of his/her employment by us without cause or by him/her for good reason.
In the event of permanent disability, we will also pay the named executive officer a lump sum payment equal to:
•
all unpaid amounts in respect of any annual incentive award for any calendar year ending before the calendar year in which such termination occurs, which would have been payable had the named executive officer remained employed by us until the date such annual incentive award would otherwise have been paid, plus

•
a prorated amount of his/her targeted annual incentive awards for the year in which his/her employment terminates.

“Permanent disability” exists if the named executive officer has been absent from his/her duties on a full-time basis for a period of six consecutive months as a result of his/her incapacity due to physical or mental illness.
Payments in the Event of Death
Each such named executive officer’s severance agreement also provides for payment upon the named executive officer’s death to his/her estate or his/her designated beneficiaries of a lump sum equal to:
•
three months of his/her base salary and any unpaid annual incentive awards as of the date of his/her death for any calendar year ending before the year in which his/her death occurs, which would have been payable had he/she remained employed by us until the date such annual incentive awards would otherwise have been paid; plus

•
a prorated amount of his/her targeted annual incentive awards for the year in which his/her death occurs.

Non-Competition Restriction
Each severance agreement also provides that for two years following termination of the named executive officer’s employment, he/she will not, directly or indirectly, own, manage, operate, conduct, control or participate, as a director, officer, employee, consultant, partner, or equity owner or otherwise, in the ownership, management, operation, conduct or control of, or accept employment with, or be connected in any manner with, any business that is in competition with us or any of our subsidiaries. This restriction does not apply to ownership of 2% or less of the debt or equity securities of corporations listed on a registered securities exchange. The restriction applies in any state in the United States where we or any of our subsidiaries conduct business.
However, the named executive officer will not be deemed to be so involved with a competing business if:
•
no more than 20% of its consolidated revenues (based on its most recently completed fiscal year) is attributable to one or more business activities, which we refer to as “Incidental Competitive Activities,” that are in competition with us or one of our subsidiaries; and

•
the named executive officer is not engaged directly or indirectly in such Incidental Competitive Activity.

The named executive officer will be released from his/her non-competition obligation if he/she waives his/her right to receive his/her severance benefits.
Non-Solicitation Restriction
For one year following the termination of his/her employment, each named executive officer also has agreed in his/her severance agreement that he/she will not on his/her own or anyone else’s behalf:
•
solicit, encourage, or participate in soliciting or encouraging, any customer or supplier of ours or of any of our subsidiaries, or any other person or entity, to terminate or adversely alter such person’s or entity’s customer, supplier, or other relationship with us or any of our subsidiaries; or

•
hire any person who at the time of offer of employment or within six months prior to such offer was an employee of ours or any of our subsidiaries or encourage or participate in soliciting or encouraging any employee of ours or any of our subsidiaries to terminate (or otherwise adversely alter) his/her employment relationship.

Long Term Incentive Plan
Under our LTIP, we award each named executive officer annually a number of stock units in respect of which, following a scheduled vesting date, we will issue an equal number of shares of our Common Stock. (The LTIP is more fully described commencing on page 20 under “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan and Special Equity Awards” commencing on page 28 following the Summary Compensation Table.) In addition, under the LTIP each named executive officer is also entitled to a performance-based cash incentive award if we achieve a pre-determined earnings per share objective for a three year measurement period.
LTIP Stock Units
A number of shares of our Common Stock equal to the named executive officer’s LTIP stock units are to be issued to him/her prior to the scheduled vesting date if:
•
we experience a “change of control” (which we define below) (provided that the Compensation Committee does not reasonably determine that the change of control is not an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code);

•
we terminate the named executive officer’s employment without “cause” (which we define below);

•
the named executive officer terminates his/her employment for “good reason” (which we define below);

•
the named executive officer retires at age 65 or older;

•
the named executive officer becomes permanently disabled and his/her employment terminates as a result; or

•
the named executive officer dies.

In such event, the issuance of the shares of our Common Stock will occur as of the date of the change of control or such termination of employment. However, in the case of termination of employment, that distribution will be delayed for six months following the named executive officer’s termination of employment if necessary to avoid any excise tax under Section 409A of the Internal Revenue Code. If we terminate the named executive officer’s employment for cause or the named executive officer resigns without good reason, he/she will forfeit his/her unvested LTIP stock units.
Upon his retirement on December 31, 2016, stock units held by Mr. Cammaker vested in full and will be issued to him in June 2017.
Performance-Based Cash Incentive Awards
In addition, if, during one or more LTIP measurement periods, a named executive officer’s employment is terminated under circumstances described above entitling him/her to receive shares of our Common Stock in respect of his/her LTIP stock units, he/she also will be entitled to a prorated portion of the amount of his/her performance-based cash incentive award for each measurement period that he/she would have received had he/she been employed by us during the entire measurement period. This amount is equal to that performance-based cash incentive award for each such measurement period multiplied by a fraction, the numerator of which is the number of full and partial months that have elapsed during the measurement period as of his/her termination date, and the denominator of which is the total number of months making up the measurement period. Upon his retirement, Mr. Cammaker became eligible to receive his performance-based cash incentive award for the 2014–2016 measurement period (payable to him in June 2017) and a prorated portion of such award for the 2015–2017 and 2016–2018 measurement periods (payable when paid to participants generally), as described above. Performance-based cash incentive awards under the LTIP are more fully described commencing on page 20 under “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan and Special Equity Awards” commencing on page 28 following the Summary Compensation Table. We would make these payments to our named executive officers at such time as the payment would have been made had there been no termination of employment.
If we or a named executive officer had terminated his/her employment as of December 31, 2016 under circumstances described above (or retired as Mr. Cammaker did) entitling him/her to receive shares of our Common Stock in respect of his/her LTIP stock units, then such named executive officer would have been entitled to the amount of his/her performance-based cash incentive award under the LTIP for the 2014–2016 measurement period, and a prorated portion of such award for the 2015–2017 measurement period, and for the 2016–2018 measurement period.
In addition, if during one or more measurement periods there is a change of control, then promptly thereafter we would pay each named executive officer his/her performance-based cash incentive award under the LTIP for each such measurement period as if the Company had achieved 100% of its aggregate earnings per share objective for such measurement period. If there had been a change of control as of December 31, 2016, such named executive officers would have been entitled to receive the amount of his/her performance-based cash incentive awards under the LTIP for the 2014–2016 measurement period, and a prorated portion of the amount of his/her award for the 2015–2017 measurement period, and for the 2016–2018 measurement period.
If, as of December 31, 2016, we had terminated the employment of a named executive officer for cause or the named executive officer had resigned without good reason, then he/she would not have been entitled to payment in respect of any performance-based cash incentive award under the LTIP for any measurement period.

Definition of Cause, Good Reason, Change of Control and Disability
For purposes of the LTIP, “cause,” generally, means:
•
the named executive officer committing an action involving willful malfeasance in connection with his/her employment which results in material harm to the Company;

•
the named executive officer’s conviction of a felony; or

•
the named executive officer’s substantial and repeated failure to perform duties as directed by our Chief Executive Officer or, in the case of our Chief Executive Officer, our Board.

“Good reason,” generally, means:
•
a reduction in the named executive officer’s then base salary (except in connection with a reduction generally applicable to all our senior executives); or

•
the failure to pay any portion of the named executive officer’s compensation that is earned and due.

“Change of control” has substantially the same meaning as in the change of control agreements described under “Change of Control Arrangements” commencing on page 40 and “permanent disability” has the same meaning as described under “Potential Post Employment Payments”—“Severance Agreements” on page 35.
Voluntary Deferral Plan
Under our Voluntary Deferral Plan in which each of our named executive officers, other than Ms. Mauricio, participates, following termination of his employment the named executive officer is to be paid the balance in his account representing his deferred compensation, the Company’s matching credits, and hypothetical earnings and losses on notional account investments. Deferrals made in 2013 and related Company matching (including supplemental) credits, as adjusted for notional investment experience, are payable in a lump sum following termination of employment, and deferrals and related credits, as adjusted for notional investment experience, made after 2013 are payable in a lump sum or up to five annual installments following the executive’s termination of employment, as elected by the executive at the time of the initial deferral. Those account balances are also payable to the executive upon a change in control of the Company. The Voluntary Deferral Plan is further discussed under “Retirement Plans” commencing on page 24, under “Voluntary Deferral Plan” on page 29, and under “Non-Qualified Deferred Compensation” on page 33.
Special Equity Awards
In October 2015, Mr. Guzzi was awarded 52,600 stock units entitling him to 52,600 shares of our Common Stock if he remains in our employ until October 28, 2019. If, before we issue the shares underlying such stock units held by Mr. Guzzi, we experience a change of control, we terminate his employment without cause, or if he terminates his employment for good reason, becomes permanently disabled and his employment terminates as a result or if he dies or retires at age 65 or older, the shares of our Common Stock in respect of such award to him will be issued as of the change of control or such termination of employment. The terms “cause,” “good reason,” “change of control” and “permanent disability” are substantially the same as those terms are described above for purposes of the LTIP.

Severance Benefits Table

The following Table sets forth for each named executive officer (other than Mr. Cammaker) (a) cash payments and the value of benefits continuation under his/her severance agreement as described commencing on page 34 to which he/she would have been entitled if his/her employment had been terminated on December 31, 2016 by the Company without cause or by him/her for good reason, (b) the value as of December 31, 2016 of (i) shares issuable to him/her in respect of his/her stock units and (ii) his/her pro rata performance-based cash incentive awards under our LTIP, in each instance, that he/she would have been entitled to upon termination of his/her employment on December 31, 2016 by the Company without cause or by him/her for good reason, and (c) the value of his/her account under the Company’s Voluntary Deferral Plan as of December 31, 2016 to which he/she would be entitled upon his/her termination of employment on that date. The value of the shares has been calculated by multiplying the number of such shares by the closing price on the New York Stock Exchange of a share of our Common Stock on December 31, 2016. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer and his/her eligible dependents for an 18 month period under his/her current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his/her current group coverage for 12 months. The cash payment in respect of the LTIP performance-based cash incentive awards assumes that for each relevant measurement period ending after December 31, 2016, actual earnings per share equaled the targeted earnings per share objective for such measurement period, and the cash payment in respect of the performance-based annual incentive award included in clause (a) of the first sentence of this paragraph assumes the achievement of targeted levels. With respect to Mr. Cammaker, we have set forth the payments and shares to which he became entitled upon his retirement on December 31, 2016 based upon the assumptions and parameters set forth above.
	Cash Payment under Severance Agreement	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units	Cash Payment in Respect of LTIP Performance- Based Cash Incentive Awards(a)	Value of Account Under Voluntary Deferral Plan	Benefits Continuation	Total
Anthony J. Guzzi
Termination Without Cause or For Good Reason	$3,480,750	$12,162,724	$4,635,000	$352,584	$33,310	$20,664,368
Termination by Reason of Death	$1,606,500	$12,162,724	$4,635,000	$352,584	$—	$18,756,808
Termination by Reason of Disability	$1,338,750	$12,162,724	$4,635,000	$352,584	$33,310	$18,522,368
Mark A. Pompa
Termination Without Cause or For Good Reason	$2,077,000	$2,436,267	$1,373,833	$329,999	$33,310	$6,250,409
Termination by Reason of Death	$904,500	$2,436,267	$1,373,833	$329,999	$—	$5,044,599
Termination by Reason of Disability	$737,000	$2,436,267	$1,373,833	$329,999	$33,310	$4,910,409
R. Kevin Matz
Termination Without Cause or For Good Reason	$1,590,000	$1,932,951	$1,091,333	$121,891	$36,370	$4,772,545
Termination by Reason of Death	$662,500	$1,932,951	$1,091,333	$121,891	$—	$3,808,675
Termination by Reason of Disability	$530,000	$1,932,951	$1,091,333	$121,891	$36,370	$3,712,545
Maxine L. Mauricio
Termination Without Cause or For Good Reason	$1,275,000	$745,244	$306,792	$—	$40,911	$2,367,947
Termination by Reason of Death	$531,250	$745,244	$306,792	$—	$—	$1,583,286
Termination by Reason of Disability	$425,000	$745,244	$306,792	$—	$40,911	$1,517,947
Sheldon I. Cammaker (Retired) Retirement	$1,200,000	$1,591,109	$937,604	$109,734	$47,712	$3,886,159

(a)
Includes actual amounts paid in respect of the LTIP performance period January 1, 2014–December 31, 2016.

Change of Control Arrangements
Messrs. Guzzi, Pompa, and Matz, and Ms. Mauricio, each a named executive officer, are parties to change of control agreements with us, which we refer to as the “Change of Control Agreements.” The purpose of the Change of Control Agreements is to retain the services of such named executive officers during a period of change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership.
Generally, no benefits are provided under the Change of Control Agreements for any type of termination before a change of control, for termination after a change of control due to death or disability, for termination for cause, or for voluntary termination (other than for good reason). The terms “change of control,” “cause” and “good reason” are defined below.
Each such named executive officer’s Change of Control Agreement generally provides for a severance benefit if we terminate his/her employment without cause or he/she terminates his/her employment for good reason within two years following a change of control. This severance benefit is equal to the sum of three times:
•
his/her annual base salary at the time of the change of control;

•
the higher of  (a) his/her annual incentive awards for the year prior to the change of control or (b) the average of his/her annual incentive awards for the three years before the change of control; and

•
except for Ms. Mauricio, the value of perquisites provided in respect of the year prior to the change of control. Ms. Mauricio’s Change of Control Agreement was amended in April 2017 to remove the value of perquisites from the calculation of her severance benefit.

In addition, under the Change of Control Agreements, with respect to the year in which the change of control occurs, each such named executive officer also is entitled to a pro rata amount of the higher of (a) his/her annual incentive awards for the year prior to the change of control or (b) the average of his/her annual incentive awards for the three years prior to the change of control.
Other severance benefits include outplacement assistance and a continuation of insurance benefits for three years. Each such named executive officer agreed that he/she would retain in confidence all of our confidential information.
If the severance benefits provided for under the Change of Control Agreements are paid to such named executive officers, and/or if, in connection with a change of control, other payments or distributions are made by us to, or for the benefit of, such named executive officers, or other benefits are conferred upon them, pursuant to the terms of any other agreement, policy, plan or program, they might constitute an “excess parachute payment” within the meaning of Section 280G of the Code, on which an excise tax would be due. In that case, under the Change of Control Agreements for Messrs. Pompa and Matz, which were signed on June 22, 1998, and for Mr. Guzzi, which was signed on December 25, 2004, such named executive officers would also be entitled to such additional payments as may be necessary to ensure that the net after-tax benefit of all such amounts shall be equal to their respective net after-tax benefits as if no excise tax had been imposed. Ms. Mauricio’s Change of Control Agreement does not provide for such additional payments but instead reduces the amount payable to her so that such benefits will not be deemed an “excess parachute payment”.
As described above under “Potential Post Employment Payments”—“Long Term Incentive Plan” commencing on page 36, “Potential Post Employment Payments”—“Voluntary Deferral Plan” on page 38 and “Potential Post Employment Payments”—“Special Equity Awards” on page 38, performance-based cash incentive awards under the LTIP and the LTIP stock units, as well as the Special Equity Awards, will also vest upon, and be payable following, a change of control, and account balances under the Voluntary Deferral Plan will be payable upon a change of control.

Definition of Change of Control, Cause and Good Reason
For purposes of the Change of Control Agreements, a “change of control” means, in general, the occurrence of:
•
a person or group of persons acquiring 25% or more of our voting securities;

•
our stockholders approving a merger, business combination or sale of our assets, with the holders of our Common Stock prior to such transaction owning less than 65% of the voting securities of the resulting corporation; or

•
our Incumbent Directors failing to constitute at least a majority of our Board during any two year period. An “Incumbent Director” is defined, generally, as a director who was serving as such before the beginning of such two year period or, if not a director at such time, generally, if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

“Cause” is defined as:
•
the named executive officer’s willful and continued failure to perform substantially his/her duties for us (other than by reason of physical or mental illness);

•
his/her conviction of, or plea of guilty or nolo contendere to, a felony; or

•
his/her willful engagement in gross misconduct which is materially and demonstrably injurious to us.

“Good Reason” is defined as occurring if:
•
the named executive officer’s annual base salary is reduced;

•
his/her annual incentive awards are reduced below the higher of  (a) the annual incentive awards paid or payable to him/her in respect of the year before the change of control or (b) the average of his/her annual incentive awards paid or payable to him/her in respect of the three years prior to the change of control;

•
his/her duties and responsibilities are materially and adversely reduced;

•
the program of incentive compensation and retirement and insurance benefits offered to him/her are materially and adversely reduced;

•
he/she is required to relocate more than 50 miles from his/her primary work location before the change of control; or

•
the Change of Control Agreement is not assumed by a successor to the Company.

Change of Control Benefits Table

The following Table sets forth for each named executive officer (other than Mr. Cammaker, who retired on December 31, 2016) (a) cash payments and the value of benefits continuation under his/her Change of Control Agreement as described commencing on page 40 to which he/she would have been entitled upon a change of control and termination of his/her employment on December 31, 2016 by the Company without cause or by him/her for good reason, (b) the value as of December 31, 2016 of (i) shares issuable to him/her in respect of his/her stock units and (ii) his/her performance-based cash incentive awards under our LTIP as described commencing on page 36, in each instance, that he/she would have been entitled to upon a change of control on December 31, 2016, and (c) the value of his/her account under the Company’s Voluntary Deferral Plan as of December 31, 2016 to which he/she would be entitled by reason of a change of control. In addition, it sets forth for Messrs. Guzzi, Pompa and Matz the amount that would have been paid to him under his Change of Control Agreement to compensate him for the excise tax, if any, payable on the compensation received as a result of termination of his employment upon such change of control and such additional amounts as may be necessary to ensure that his net after-tax benefits of the amounts payable to him under his Change of Control Agreement and other benefits are equal to the net after tax benefits as if no excise tax, if any, had been imposed. The value of the shares has been calculated by multiplying the number of such shares by the closing price on the New York Stock Exchange of a share of our Common Stock on December 31, 2016. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer and his/her eligible dependents for a 36 month period under his/her current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his/her current group coverage for 36 months. The value of outplacement is based on the Company’s estimate of the current cost of obtaining outplacement services for the named executive officer.
	Cash Payment Under Change of Control Agreement	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units	Cash Payment in Respect of Acceleration of LTIP Performance- Based Cash Incentive Awards(a)	Value of Account Under Voluntary Deferral Plan	Benefits Continuation	Out- Placement	Compensation for Additional Taxation	Total
Anthony J. Guzzi	$10,610,017	$12,162,724	$6,501,000	$352,584	$115,975	$25,000	$—	$29,767,300
Mark A. Pompa	$6,120,225	$2,436,267	$1,910,500	$329,999	$81,322	$25,000	$—	$10,903,313
R. Kevin Matz	$4,688,919	$1,932,951	$1,516,750	$121,891	$116,797	$25,000	$—	$8,402,308
Maxine L. Mauricio	$2,075,000	$745,244	$528,875	$—	$95,416	$25,000	$—	$3,469,535

(a)
Includes actual amounts payable in respect of the LTIP performance period January 1, 2014–December 31, 2016.

DIRECTOR COMPENSATION
The following Table sets forth certain information with respect to the compensation paid to our non-employee directors during fiscal year 2016. Mr. Guzzi, our President and Chief Executive Officer, received no additional compensation for serving on the Board.
Director Compensation for Fiscal Year 2016

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(l)	Total ($)
John W. Altmeyer	$187,500(b)	$180,000	$367,500
Stephen W. Bershad	$302,500(c)	$180,000	$482,500
David A.B. Brown	$190,000(d)	$180,000	$370,000
Larry J. Bump	$92,500(e)	$—	$92,500
Richard F. Hamm, Jr.	$195,000(f)	$180,000	$375,000
David H. Laidley	$187,500(g)	$180,000	$367,500
M. Kevin McEvoy	$137,500(h)	$180,000	$317,500
Jerry E. Ryan	$185,000(i)	$180,000	$365,000
Steven B. Schwarzwaelder	$182,500(j)	$180,000	$362,500
Michael T. Yonker	$190,000(k)	$180,000	$370,000

(a)
Each non-employee director generally received in 2016 an annual retainer of  $180,000 in cash and under our Director Award Program $180,000 in restricted stock units in respect of which Common Stock of the Company will be issued (as discussed below), except for Messrs. Altmeyer, Bershad and McEvoy each of whom elected to receive 50% of his annual cash retainer in additional restricted stock units, the value of which are included in this column.

(b)
For serving as a member of the Audit Committee, Mr. Altmeyer received an additional annual fee of  $5,000, and for serving as a member of the Compensation Committee commencing June 2, 2016, Mr. Altmeyer received an additional fee of  $2,500. Mr. Altmeyer elected to receive 50% of his annual cash retainer in restricted stock units, the value of which is included in the $187,500 figure.

(c)
For serving as a member of the Audit Committee until June 2, 2016, Mr. Bershad received an additional fee of  $2,500. Mr. Bershad also elected to receive 50% of his annual cash retainer in restricted stock units, the value of which is included in the $302,500 figure. For serving as Chairman of the Board for 2016, Mr. Bershad was also entitled to a fee at the rate of  $75,000 per annum by reason of his election as Chairman, but in lieu thereof, he elected to receive 1,570 stock units as described below. This $75,000 is included in the $302,500 figure.

(d)
For serving as Chairman of the Audit Committee, Mr. Brown received an additional annual fee of  $10,000.

(e)
Mr. Bump retired from the Board on June 2, 2016. For serving as a member of the Compensation Committee prior to his retirement, Mr. Bump received an additional fee of $2,500.

(f)
For serving as a member of the Audit Committee, Mr. Hamm received an additional annual fee of  $5,000, for serving as a member of the Compensation Committee, he received an additional annual fee of  $5,000, and for serving as Chairman of the Corporate Governance Committee, he received an additional annual fee of  $5,000.

(g)
For serving as a member of the Audit Committee, Mr. Laidley received an additional annual fee of  $5,000 and for serving as a member of the Compensation Committee until June 2, 2016, he received an additional fee of  $2,500.

(h)
Mr. McEvoy was elected to the Board on June 2, 2016 and appointed to the Audit Committee at such time. For serving as a member of the Audit Committee, Mr. McEvoy received an additional fee of  $2,500. Mr. McEvoy elected to receive 50% of his annual cash retainer in restricted stock units, the value of which is included in the $137,500 figure.

(i)
For serving as a member of the Compensation Committee, Mr. Ryan received an additional annual fee of  $5,000.

(j)
For serving as a member of the Compensation Committee commencing on June 2, 2016, Mr. Schwarzwaelder received an additional fee of  $2,500.

(k)
For serving as Chairman of the Compensation Committee, Mr. Yonker received an additional annual fee of  $10,000.

(l)
The stock awards represent an aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In 2016, each of our non-employee directors received an award in June 2016 consisting of 3,769 stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date for fair value of  $180,000. In addition, because Messrs. Altmeyer, Bershad and McEvoy each elected to receive only $90,000 as his cash retainer for the 12-month period commencing June 2016, in accordance with the directors’ compensation arrangement for 2016, he received an additional stock award consisting of 1,885 stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date fair value of  $90,000; this $90,000 fair value amount is not included in the Stock Awards Column as such $90,000 is included in the Column entitled Fees Earned or Paid in Cash. In addition, by reason of his serving as Chairman of the Board, Mr. Bershad elected to receive an additional stock award consisting of 1,570 stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date fair value of  $75,000 in lieu of the $75,000 in cash he could have received as a fee for serving as our Chairman. This fair value amount is not included in the Stock Awards Column as such $75,000 is included in the Column entitled Fees Earned or Paid in Cash.
As of December 31, 2016 certain of our non-employee directors held outstanding options to acquire the number of shares of our Common Stock following their respective names: Stephen W. Bershad, 40,000 shares; David H. Laidley, 40,000 shares; Jerry E. Ryan, 13,000 shares; and Michael T. Yonker, 20,000 shares. In addition, as of December 31, 2016, our non-employee directors held awards of stock units entitling them to the number of shares of our Common Stock following their respective names: John W. Altmeyer, 15,694 shares; Stephen W. Bershad, 34,001 shares; David A.B. Brown, 3,778 shares; Richard F. Hamm, Jr., 3,778 shares; David H. Laidley, 13,512 shares; M. Kevin McEvoy, 5,669 shares; Jerry E. Ryan, 3,778 shares; Steven B. Schwarzwaelder, 3,778 shares; and Michael T. Yonker, 25,399 shares.
Under the terms of our Director Award Program, as amended, we provide an annual cash retainer to each non-employee director of $180,000 payable quarterly and an annual grant to each such director of a number of stock units immediately following his election to the Board at our annual meeting of stockholders determined by dividing $180,000 by the fair market value of a share of our Common Stock on the grant date, which stock units entitle him to receive an equal number of our shares of Common Stock on a date which is the first, second, third, fourth or fifth anniversary of the grant date as he selects. In the alternative, a director may elect to forego one-half of his annual cash retainer and instead receive additional stock units on the same terms as the grant of stock units referred to in the preceding sentence. In December 2014, we amended the Director Award Program to provide that a director elected to the Board for the first time at other than an annual meeting of stockholders shall receive an award of restricted stock units with a value equal to the cash retainer payable to him from the date of his election until the next annual meeting of stockholders and not, as had been provided prior to the amendment, a number of restricted stock units with a value equal to the annual cash retainer. For 2016, the Chairman of the Audit Committee of the Board received an annual fee of  $10,000, the Chairman of the Governance Committee of the Board received an annual fee of   $5,000, and the Chairman of the Compensation Committee of the Board received an annual fee of   $10,000. Each member of the Audit Committee receives an annual fee of $5,000, and each member of the Compensation Committee receives an annual fee of  $5,000.
Mr. Stephen W. Bershad, our Chairman of the Board, is entitled to an annual fee of   $75,000 for serving as such, and he elected to take that fee in the form of an award of 1,570 restricted stock units entitling him to an equal number of shares of our Common Stock. The stock unit award had a fair value on the award date of  $75,000, and those units vest in periodic installments.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to the audited financial statements for the year ended December 31, 2016, included in EMCOR’s annual report on Form 10-K for that year.
We have reviewed and discussed such audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP.
We have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
We have received the written disclosures and letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” and have discussed with Ernst & Young LLP that firm’s independence from EMCOR. The Audit Committee has also concluded that the provision to EMCOR by Ernst & Young LLP of audit and non-audit services, as described under the Table of Fees on page 53 under “Ratification of Appointment of Independent Auditors” of its Proxy Statement for its Annual Meeting of Stockholders to be held June 1, 2017, is compatible with the independence of Ernst & Young LLP.
Based on the review and discussions referred to above in this report, we recommended to EMCOR’s Board that the audited financial statements be included in EMCOR’s annual report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.
By:
Audit Committee

David A.B. Brown, Chairman
John W. Altmeyer
Richard F. Hamm, Jr.
David H. Laidley
M. Kevin McEvoy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following Table sets forth as of April 6, 2017 certain information regarding beneficial ownership of our Common Stock by each person or group known by us to be a beneficial owner of more than five percent of the outstanding shares of our Common Stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Owned
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,654,776 shares(1)	11.2%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,733,830 shares(2)	8.1%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	3,971,877 shares(3)	6.7%

(1)
Based on a Schedule 13G Information Statement filed by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. is the beneficial owner of 6,654,776 shares and has sole voting power of 6,460,349 of such shares and sole dispositive power of 6,654,776 of such shares.

(2)
Based on a Schedule 13G Information Statement filed by The Vanguard Group (“Vanguard”). The Schedule 13G discloses that Vanguard is the beneficial owner of 4,733,830 shares and has sole voting power of 80,077 of such shares, sole dispositive power of 4,649,982 of such shares, shared dispositive power of 83,848 of such shares and shared voting power of 6,700 of such shares. It also states that Vanguard Fiduciary Trust Company is the beneficial owner of 77,148 of such shares as a result of it serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd. is the beneficial owner of 9,629 of such shares as a result of it serving as investment manager of Australian investment offerings.

(3)
Based on a Schedule 13G Information Statement filed by FMR LLC and Abigail P. Johnson (collectively, the “Reporting Persons”). The Schedule 13G discloses that the Reporting Persons are the beneficial owners of 3,971,877 shares, and FMR LLC has the sole power to vote or to direct the vote of 329,787 of such shares, and the Reporting Persons have the sole power to dispose or to direct the disposal of 3,971,877 of such shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following Table sets forth as of April 6, 2017, certain information regarding the beneficial ownership of our Common Stock by each of our directors (including our Chief Executive Officer), and each of our other named executive officers, and all our directors and director nominees and named executive officers (other than Mr. Cammaker) as a group. Except as otherwise noted, to our knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his/her name.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
John W. Altmeyer	15,710(2)	*
Stephen W. Bershad	183,860(2)	*
David A.B. Brown	16,379(2)	*
Anthony J. Guzzi	414,724(3)(4)	*
Richard F. Hamm, Jr.	53,033(2)	*
David H. Laidley	84,954(2)	*
M. Kevin McEvoy	5,675(2)	*
Jerry E. Ryan	16,782(2)(5)	*
Steven B. Schwarzwaelder	6,627(2)	*
Michael T. Yonker	65,114(2)	*
Carol P. Lowe	—	*
Mark A. Pompa	94,028(3)	*
R. Kevin Matz	219,069(3)	*
Maxine L. Mauricio	19,032(3)	*
Sheldon I. Cammaker (Retired)	109,976	*
All current directors and executive officers as a group (13 persons)	1,304,963(6)	2.0%

*
Represents less than 1%.

(1)
The information contained in the Table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(2)
Includes in the case of Mr. Bershad, 40,000 shares; in the case of Mr. Laidley, 20,000 shares; in the case of Mr. Ryan, 13,000 shares; and in the case of Mr. Yonker, 20,000 shares; which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs for non-employee directors. Also included in the case of Mr. Altmeyer, 15,710 shares, in the case of each of Messrs. Brown, Hamm, Ryan and Schwarzwaelder, 3,782 shares, in the case of Mr. Bershad, 34,035 shares, in the case of Mr. Laidley, 13,526 shares, in the case of Mr. McEvoy, 5,675 shares, and in the case of Mr. Yonker, 25,426 shares, issuable in respect of stock units, in each case, on certain dates, as described under “Director Compensation” commencing on page 43.

(3)
Includes in the case of Mr. Guzzi, 166,090 shares; in the case of Mr. Pompa, 33,964 shares; in the case of Mr. Matz, 25,972 shares, and in the case of Ms. Mauricio, 13,406 shares, which shares are to be issued in respect of stock units, provided such holder remains an employee of the Company until specified dates as more fully described in the narrative immediately following the Outstanding Equity Awards at 2016 Fiscal Year-End Table commencing on page 31.

(4)
Excludes 5,790 shares owned by a trust for the benefit of Mr. Guzzi’s wife and children, of which his wife and brother are trustees.

(5)
Excludes 44,000 shares owned by a trust for the benefit of Mr. Ryan’s children, of which he is trustee.

(6)
Includes 93,000 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof granted pursuant to our stock options plans and programs and 348,932 shares issuable in respect of stock units. Group calculation excludes Ms. Lowe and Mr. Cammaker as neither was serving in their respective positions as a director and officer as of April 6, 2017.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
At our Annual Meeting, eleven directors are to be elected by the holders of our Common Stock to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified. To be elected as a director at the Annual Meeting, each nominee must receive a majority of the votes cast, which means that the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee.
Information concerning the nominees for election at our Annual Meeting is set forth below. Each nominee (other than Carol Lowe) is presently one of our directors. While the Board has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy. Ms. Lowe was nominated by the Board at a meeting of our directors in March 2017. Ms. Lowe was nominated for election to the Board following the Corporate Governance Committee’s retention of a third party search firm to which the Company paid a fee to recommend potential candidates for election to the Board and assist the Committee in its evaluation of such potential candidates and which firm recommended Ms. Lowe as a candidate for election to the Board. In addition, the Corporate Governance Committee and the other members of the Board personally interviewed Ms. Lowe in order to evaluate her qualifications for membership on the Board. The Corporate Governance Committee evaluated and recommended each nominee to our Board in accordance with our Corporate Governance Guidelines and the Committee’s Charter. Each of the nominees has consented to be named in this Proxy Statement as a nominee and to serve if elected.
John W. Altmeyer, Age 57. Mr. Altmeyer is the President and Chief Executive Officer of Carlisle Construction Materials, a division of Carlisle Companies Incorporated, a diversified manufacturing company. Carlisle Construction Materials, which has been led by Mr. Altmeyer since 1997, is principally engaged in the manufacture and sale of rubber and thermoplastic roofing systems and other products with roofing applications for commercial and residential buildings. Mr. Altmeyer was elected to our Board on October 23, 2014. He was a member of the Board of Directors of Berkshire Hills Bancorp from 2012 to 2015. As a senior executive in the construction material industry for over 20 years, Mr. Altmeyer has an extensive knowledge of industries related to the Company’s businesses.
Stephen W. Bershad, Age 75. Mr. Bershad is a private investor and has served as our Chairman of the Board since June 13, 2013. From May 31, 2012 to June 13, 2013 Mr. Bershad served as our Lead Director. In addition, since July 2010, he also has been Chairman of the Board of Directors of Novanta Inc. (formerly known as GSI Group Inc.), a leading supplier of photonics, precision motion and vision technologies to original equipment manufacturers in the medical and advanced industrial markets. Until September 2009, and for more than five years prior thereto, he had been Chairman of the Board of Directors and Chief Executive Officer of Axsys Technologies, Inc. From 1986 to September 2009 Mr. Bershad was also a member of the Board of Directors of Axsys. He has been one of our directors since December 15, 1994. As a senior executive with Lehman Brothers for more than 15 years, the Chief Executive Officer of Axsys for more than 20 years, and the Chairman of Novanta for nearly seven years, Mr. Bershad has an invaluable background in investment banking, finance, and business.
David A.B. Brown, Age 73. Mr. Brown has been Chairman of the Board of Directors of Layne Christensen Company since June 2005 and serves on the Compensation Committee of that company. From June 25, 2014 to January 1, 2015, Mr. Brown also served as President and Chief Executive Officer of Layne Christensen. Layne Christensen provides drilling services and related products and services in the principal markets of water resources, mineral exploration, and energy. Mr. Brown had also been the Chairman of the Board of Directors of Pride International, Inc., a leading provider of offshore contract drilling and related services to oil and natural gas companies worldwide, from May 2005 to May 2011, when, pursuant to an agreement of merger, it became a wholly owned subsidiary of Ensco plc. Mr. Brown served as a director of Ensco from May 2011 to May 2014. For more than five years prior to May 2005, Mr. Brown was president of The Windsor Group, a management consulting firm of which he was a co-founder. From 2001 to 2006, Mr. Brown was a member of the Board of Directors of Mission Resources, Inc., from 2001 to 2007, a director of NS Group, Inc., and from 2006 to 2007, a director of Petrohawk Energy Corp. He has been one of our directors since December 15, 1994. Mr. Brown, who also is a chartered accountant and CPA, has a broad breadth of knowledge regarding finance and varied businesses gathered over many years as a business consultant, particularly in the oil and gas sector in which the Company has many interests, and as a director of several public companies, including chairman of the board of three public companies.
Anthony J. Guzzi, Age 53. Mr. Guzzi has been our President since October 2004, when he joined the Company, and since January 3, 2011, our Chief Executive Officer. He served as our Chief Operating Officer from October 2004 until January 3, 2011. From August 2001 until he joined the Company, Mr. Guzzi was President of the North American Distribution and Aftermarket Division of Carrier Corporation, a manufacturer and distributor of commercial and residential HVAC and refrigeration systems and equipment and a provider of aftermarket services and components of its own products and those of other manufacturers in both the HVAC and refrigeration industry. Mr. Guzzi is also Lead Director of Hubbell International, Inc. Mr. Guzzi was elected to the Board on December 15, 2009. Mr. Guzzi has extensive knowledge of the Company’s business and, having served as a senior executive officer of Carrier Corporation, has extensive knowledge of the mechanical services business which accounts for a significant portion of the Company’s revenues and profits.
Richard F. Hamm, Jr., Age 57. Mr. Hamm has been the Managing Member of Siesta Properties LLC, a real estate development company since July 2011. From January 1, 2015 to May 31, 2016, Mr. Hamm was Vice President, Chief Financial Officer, and General Counsel of Lakewood-Amedex Inc., a drug discovery and development firm. He also served as an Executive Vice President of Dendreon Corporation, a biotechnology company developing targeted therapies for the treatment of cancer, from December 2010 to June 2011 as well as its General Counsel and Secretary from November 2004 to June 2011. He served as a Senior Vice President of Dendreon from November 2004 to December 2010. From April 2002 until November 2004, he was Deputy General Counsel and a Vice President of Medtronic, Inc., a medical technology company. From August 2000 to September 2009, Mr. Hamm was a member of the Board of Directors of Axsys Technologies Inc. Mr. Hamm has been one of our directors since June 19, 1998. As a corporate executive, including serving as Chief Financial Officer of Dendreon and Lakewood-Amedex for a period of time, and a practicing attorney for over 30 years, with a master’s degree in business administration, Mr. Hamm has a broad knowledge of many industries with proven business acumen and a strong background in finance.
David H. Laidley, Age 70. Mr. Laidley is Chairman Emeritus of Deloitte LLP (Canada), a professional services firm providing audit, tax, financial advisory and consulting services, where he was a partner from 1975 until his retirement in 2007, specializing in tax and audit services. He served as Chairman of Deloitte LLP (Canada) from 2000 to 2006. Mr. Laidley has been a director of AIMIA Inc. and a member of its Audit Committee and Governance Committee since 2009, a director of Input Capital Corp. and Chairman of its Audit Committee since 2013, and Chairman of the Board of Directors of CT Real Estate Investment Trust and a member of its Audit Committee and Governance Committee since 2013, the shares or units of each of which companies are traded on the Toronto Stock Exchange. Mr. Laidley had also been a director of the Bank of Canada from 2007 to 2013 and a director of Biovail Corporation from 2008 to 2010. Mr. Laidley was first elected to our Board on December 15, 2008. With more than 40 years of accounting experience dealing with businesses in many industries, Mr. Laidley’s background provides a strong financial foundation for Board deliberations and a keen knowledge of many industry sectors.
Carol P. Lowe, Age 51. Ms. Lowe has been Senior Vice President and Chief Financial Officer of Sealed Air Corporation, Inc. since June 2012. Sealed Air is a global manufacturing company operating in over 62 countries with a wide portfolio of brands such as Cryovac brand food packaging solutions, Bubble Wrap brand cushioning and Diversey cleaning and hygiene solutions. Prior to joining Sealed Air, Ms. Lowe was the President of Carlisle FoodService Products, a subsidiary of Carlisle Companies Incorporated (“Carlisle”), from August 2011 through June 2012, and served as Vice President of Carlisle from April 2011 through June 2011. From November 2008 through March 2011, Ms. Lowe was the President of Trail King Industries, Inc., a Carlisle subsidiary. Ms. Lowe was Vice President and Chief Financial Officer of Carlisle from May 2004 through October 2008. As a CPA and the Chief Financial Officer of a Fortune 500 public company, Ms. Lowe brings to the Board invaluable financial and accounting expertise as well as a strong background in operations management and corporate governance.

M. Kevin McEvoy, Age 66. Mr. McEvoy is the Chief Executive Officer of Oceaneering International, Inc., a position he has held since 2011. It was recently announced that Mr. McEvoy will retire as the Chief Executive Officer of Oceaneering on May 5, 2017. Oceaneering is a global oilfield provider of engineered services and products primarily to the offshore oil and gas industry. It also serves the defense, entertainment and aerospace industries. Mr. McEvoy first joined Oceaneering in 1984 and has held various operational and management positions at Oceaneering including the positions of President from 2011 through 2015, Chief Operations Officer from 2010 through 2011 and Executive Vice President in 2006. He has been a director of Oceaneering since May 2011. Mr. McEvoy has a broad knowledge of the engineering, construction, and oil and gas industries in which the Company has extensive interests. Mr. McEvoy was first elected to our Board on June 2, 2016. He also brings to the Board a wealth of international experience and as the Chief Executive Officer of a publicly traded company offers valuable perspective and guidance in the areas of finance, governance and other essential disciplines.
Jerry E. Ryan, Age 74. Mr. Ryan, who is retired, served from January 2000 through December 2002 as a consultant to Fintube Technologies, Inc., a manufacturer of large heat recovery steam generators utilized in the electrical power generating industry and heavy welded finned tubes used in a variety of heat recovery operations and a subsidiary of Lone Star Technologies, Inc. Mr. Ryan served as Chairman of the Board of Directors and Chief Executive Officer of the general partner of Fintube Limited Partnership from 1985 until its sale to Lone Star Technologies in January 2000. Mr. Ryan also served on the Boards of Directors of Lone Star Technologies from 2000 to 2007, AAON, Inc. from 2001 to 2007, and Global Power Equipment Group from 2002 to 2008. He has been one of our directors since December 15, 2007. As an entrepreneur for more than 40 years, Mr. Ryan has an extensive background in business and manufacturing operations and in-depth knowledge of the heat exchanger business in which the Company has a significant investment.
Steven B. Schwarzwaelder, Age 62. Mr. Schwarzwaelder was a Director at McKinsey & Company and consulted largely with global industrial corporations during his 27 years with the firm from August 1980 through March 2007. As a Director, he also served as an elected member of McKinsey’s Shareholders’ Council from 2000 through 2006, an appointed member of the Managing Directors’ 5-person Advisory Committee and had oversight responsibility for McKinsey’s global functional practices (Strategy, Operations, Corporate Finance, Marketing & Sales, Organization, and Business Technology). Currently, Mr. Schwarzwaelder serves on the Board of Directors of Cardinal Logistics Holdings and also serves as an executive advisor to TeleTracking, a leading provider of operational systems to health care providers. From 2011 through March 2014, Mr. Schwarzwaelder served on the Board of Directors of Dana Corporation and from 2011 through June 2016, he served on the Board of Directors of Nexeo Solutions. He served as a Senior Advisor to Centerbridge Capital and TPG from November 2013 through December 2014 and from March 2011 through December 2015, respectively. He has been one of our directors since October 29, 2015. With over 27 years of experience at McKinsey and as a director of both public and private companies, Steve has a deep and extensive background in corporate governance, strategy, operations, mergers and acquisitions, sales and marketing, and large-scale performance improvement programs.
Michael T. Yonker, Age 74. For more than nine years prior to his retirement in June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., a diversified industrial products company with operations in the construction equipment, materials handling and railroad products industries. Mr. Yonker served as a director of Woodward Governor Company from 1996 to 2014 and served as a director of Modine Manufacturing Company from 1993 to 2012. He has been one of our directors since October 25, 2002. Having served as Chief Executive Officer of Portec and a senior executive officer and director of other companies, Mr. Yonker has a depth of business experience.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the election of each of the above nominees.

PROPOSAL NO. 2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following resolution gives our stockholders the opportunity to vote to approve or not approve, on a non-binding advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures in this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended.
As discussed previously in the Compensation Discussion and Analysis Section beginning on page 13, the objectives of our compensation program for our named executive officers are to attract, retain, and motivate key executives with skills necessary to assure our long-term success. Broadly stated, the purpose of the key components of the program that are geared to both our short-term and long-term performance insofar as they relate to named executive officers are:
•
to reward named executive officers’ expertise and experience;

•
to reward named executive officers’ performance that drives achievement of our short-term and long-term goals by providing a strong link between pay and performance; and

•
to align named executive officers’ compensation with the interests of our stockholders by paying a meaningful portion of incentive awards in equity.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of EMCOR Group, Inc. (“EMCOR”) approve, on an advisory basis, the compensation of EMCOR’s named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures in EMCOR’s proxy statement for the 2017 Annual Meeting of Stockholders.”
While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or its Compensation Committee. Our Board and its Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. Subject to the outcome of the advisory stockholder vote set forth in Proposal No. 3, the Board of Directors expects to continue to hold an advisory vote on our named executive officers’ compensation annually, with the next vote to occur at the 2018 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the adoption of the above resolution indicating approval of the compensation of our named executive officers.

PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
The following proposal gives our stockholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal No. 2 above, to approve or not approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years. Currently, the Company’s practice has been to seek an advisory vote every year. Pursuant to section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation.
After careful consideration of this proposal, our Board of Directors determined that an advisory vote on executive compensation that occurs EVERY YEAR is the most appropriate alternative for our Company.
You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “every one, two or three years,” or you may “ABSTAIN.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. If a preference for a choice other than one year receives the most votes, our Board will take the voting results into consideration in determining how frequently we will present you with an advisory vote on executive compensation.
While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or its Compensation Committee. Our Board and its Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that an advisory vote on executive compensation be held “EVERY YEAR”.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as our independent auditors for 2017, subject to ratification by stockholders, and presents this selection to stockholders for ratification. Ernst & Young LLP has acted as our independent auditors since May 14, 2001. Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
Fees
The aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the years ended December 31, 2016 and 2015 were as follows:
	Fee Amount
Services Provided	2016	2015
Audit Fees(1)	$5,200,000	$4,815,300
Audit Related Fees(2)	125,000	125,000
Tax Fees(3)	60,700	52,800
All Other Fees(4)	88,600	88,600
Total	$5,474,300	$5,081,700

(1)
Fees in connection with the annual audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and statutory audits.

(2)
Fees rendered for employee benefit plan audits.

(3)
Fees for services related to tax compliance, including consulting services, and the preparation of tax returns and tax planning.

(4)
Fees for consulting services in connection with XBRL services, software subscriptions.

Audit Committee Pre-Approval Procedures
The 2016 and 2015 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors’ independence.
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the types of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve the services is reported at the next scheduled Audit Committee meeting.
Selection and Retention of the Independent Auditors
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. Each year, the Audit Committee evaluates the performance of our independent auditors (including senior audit engagement team members), negotiates and approves the fees proposed by the independent auditors, and determines whether to reengage the current firm or consider other certified public accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided, capabilities and technical expertise, knowledge of our operations and industry, and the effectiveness of their communications in providing value-added advice, insights and candid feedback on risks, controls and compliance matters. The Audit Committee also considers the impact of changing firms when assessing whether to retain the current independent auditors.

ADOPTION OF PROPOSAL NO. 4
We believe that the best interests of the Company and our stockholders will be served by the approval of Proposal No. 4. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different certified public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares of our Common Stock represented at the Annual Meeting and entitled to vote thereon.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent auditors for 2017.

Proposal No. 5—Written Consent
Mr. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, holder of 100 shares of our Common Stock since October 14, 2015, has advised us that he intends to present the following proposal for consideration at our Annual Meeting:
Proposal 5—Right to Act by Written Consent
Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.
This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67% support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.
Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special shareholder meeting.
Also our company requires 25% of shares to aggregate their holdings to call a special meeting— a much higher hill to climb than the 10% of shares permitted by Delaware law. Hundreds or dozens of Fortune 500 companies provide for both shareholder rights—to act by written consent and to call a special meeting. Our high 25% threshold to for shareholders to call a special meeting is one more reason that we should have the right to act by written consent.
It is possible that a large percentage of shareholders will vote for this proposal to enhance shareholder rights. We gave 78% voting support to a 2016 proposal to enhance shareholder rights—specifically to afford shareholders the right to proxy access.
Please vote to enhance shareholder value:
Right to Act by Written Consent—Proposal 5

COMPANY STATEMENT IN OPPOSITION
The Board of Directors recommends that stockholders vote “AGAINST” Proposal No. 5 for the following reasons:
Proposal No. 5 (this “Proposal”) would deprive all stockholders of the right to be consulted on key matters impacting their investment.
Our governing documents require that actions on which stockholders will be asked to vote be considered at a meeting of stockholders. This requirement ensures that all stockholders receive advance notice of a proposed action and have an opportunity to be heard, enabling meaningful discourse to occur and all points of view to be considered before important decisions are made affecting the Company. In contrast, this Proposal would allow holders of a bare majority of shares to approve critical actions on their own, without notice to other stockholders or to the Company and without an opportunity for discussion at a stockholder meeting. This Proposal, if adopted, could therefore disenfranchise many stockholders and may deprive them of these rights, while enabling a small group of stockholders (including special interest investors and those who accumulate a short-term voting position through the borrowing of shares), with no fiduciary duties to the other stockholders, to approve their own proposed actions. Such actions may not be in the best interest of all stockholders.
The Board believes that all stockholders should have the right and opportunity to deliberate important issues in an open and transparent manner, considering arguments from other stockholders and from management. The Board also notes with concern the potential for significant confusion and disruption that may result from permitting stockholder action by written consent, due to the possibility of multiple—and even conflicting—written consents being solicited by multiple stockholder groups. Because of these deficiencies, the Board believes that the written consent process is not an appropriate governance model for our Company.
Our current policies, including the right of stockholders to call special meetings, already ensure Board accountability.
The Board also believes that this Proposal is unnecessary because of our existing policies and procedures, built on sound principles of corporate governance, transparency, collaboration and, above all, the best interests of our stockholders. Our By-Laws empower stockholders holding 25% of our outstanding shares to call a special meeting of the stockholders and do not impose any material restrictions on this stockholder right. This right to call special meetings allows stockholders to propose actions without waiting for our next Annual Meeting, while still affording all stockholders the right to receive advance notice of proposals on which they are entitled to vote and to participate in, and discuss the merits of, a proposed action. A special meeting also allows the Board to make a considered recommendation about the action. As a result, stockholder action by calling a special meeting is better suited to a culture of transparency and good corporate governance, and makes the proposed written consent procedure unnecessary.
While the stockholder that submitted this Proposal cites the 25% threshold to call a special meeting of the stockholders as a negative, this threshold carefully balances stockholder empowerment and protection and demonstrates our commitment to high standards of corporate governance. While the generally recommended threshold is 10%, the Board believes that given the stock ownership concentration of our outstanding Common Stock (one of our stockholders holds in excess of 10% of our outstanding Common Stock), 25% is the preferable threshold.
The Board has also taken several other actions to promote effective corporate governance and accountability to stockholders and has demonstrated responsiveness to the views and concerns of stockholders:
•
Stockholder Outreach—We reached out to approximately 30 stockholders holding approximately 70% of our outstanding Common Stock in order to get their thoughts on this Proposal. The stockholders we spoke to were generally not supportive of this Proposal and the right to act by written consent. They also noted their support of our corporate governance policies, including the 25% threshold for stockholders to call a special meeting.

•
Proxy Access—In 2016, in response to a non-binding stockholder proposal approved at the 2016 annual meeting, the Board amended the Company’s By-Laws to provide for a “proxy access” provision, allowing stockholders owning at least three percent (3%) of the Company’s outstanding shares of Common Stock continuously for at least three years to nominate director candidates and include such nominations in the Company’s proxy materials.

•
Amendments to By-Laws—Stockholders of the Company have the ability to amend the Company’s By-Laws by majority vote.

•
Majority voting in director elections—The Company’s governing documents provide for majority voting in uncontested director elections.

•
Annually elected Board—All members of the Board are elected on an annual basis.

•
No stockholder rights plan—The Company does not have a stockholder rights plan, or so-called “poison pill.”

Similar proposals have been broadly rejected by shareholders of other companies.
In 2016, 17 public companies voted on similar proposals regarding stockholder action by written consent, 8 of which were proposed by Mr. Chevedden, the sponsor of this Proposal. Of such 17 proposals, 16 were rejected by the stockholders of such companies. Stockholders across a broad range of companies have cast their votes consistent with our belief that such a proposal is unnecessary and not in the best interest of stockholders.
The Company conducted extensive stockholder outreach to over 70% of the holders of our outstanding Common Stock. In addition, the Company benchmarked the governance policies of the Company against other public companies to determine whether or not such companies provided for action by written consent. Our view that the adoption of stockholder action by written consent is not advisable for the Company was further reinforced by the results of such study and our discussions with our stockholders.
In summary, the Board believes in governance practices and policies that are in the best interests of the Company and its stockholders. This Proposal does not serve such interests. Therefore, the Board strongly believes that our stockholders should vote against this Proposal.
THE BOARD RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL REGARDING ACTION BY WRITTEN CONSENT.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors urges you to vote “AGAINST” Proposal No. 5.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission and to furnish copies of such statements to us.
During 2016, Mr. David A.B. Brown inadvertently failed to file Form 4s related to a dividend reinvestment program instituted by his broker. Under this program, since 2014, there have been a total of 11 unreported transactions whereby cash dividends were automatically invested in an aggregate of 146 shares of our Common Stock. This dividend reinvestment program has been terminated.
OTHER MATTERS
Stockholder Proposals. Stockholders’ proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us at our headquarters in Norwalk, Connecticut on or before December 20, 2017 in order to be eligible for inclusion in next year’s proxy statement.
Our By-Laws set forth advance notice provisions and procedures to be followed by stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board.
A stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such stockholder’s intent is given to our Corporate Secretary:
•
not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•
if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in the By-Laws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.
A stockholder may nominate candidates for election to the Board at an annual meeting only if written notice of such stockholder’s intent to make such nomination is given to our Corporate Secretary:
•
not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•
if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in our By-Laws.
Our 2017 Annual Meeting of Stockholders is to be held on June 1, 2017 and, accordingly, with respect to our 2018 Annual Meeting of Stockholders, such notices must be received no earlier than March 3, 2018 or later than April 2, 2018.
The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in our proxy statement.
Our recently adopted proxy access by-law permits a stockholder (or a group of up to 25 stockholders) owning three percent (3%) or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy statement director candidates to our Board, provided that the number of director candidates so nominated may not exceed 25 percent (25%) of the number of directors then serving on the Board and if such amount is not a whole number the limit on the number of directors so nominated shall be the closest whole number below 25 percent (25%), but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements, including the requirement that the Company must receive notice of such nominations no earlier than 150 calendar days and no later than 120 calendar days prior to the anniversary date of the release of the prior year’s annual proxy materials.
For the 2018 Annual Meeting of Stockholders, notice of a proxy access nomination must be received at the address provided below no earlier than November 20, 2017 and no later than December 20, 2017.
OTHER INFORMATION
We will bear the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by some of our officers and regular employees. We have retained D.F. King & Co., Inc. for solicitation of all brokers and nominees for a fee of  $12,500, plus customary out-of-pocket expenses. We may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.
The Board is aware of no other matters that are to be presented to stockholders for formal action at our Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.
Upon the written request of any stockholder of record on April 6, 2017, a copy of our annual report on Form 10-K for the year ended December 31, 2016 (excluding exhibits) as filed with the Securities and Exchange Commission will be supplied without charge. Requests should be directed to Maxine L. Mauricio, Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851.
BY ORDER OF THE BOARD OF DIRECTORS
MAXINE L. MAURICIO
Corporate Secretary
April 19, 2017

Exhibit A
EMCOR GROUP, INC.
STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE
It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s stockholders. In making this determination, the Board shall apply the following standards:
•
A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.

•
A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.

•
A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•
A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.

•
A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity’s consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company’s fiscal year in an aggregate amount in excess of 2% of the Company’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity’s fiscal year in an aggregate amount in excess of 2% of such entity’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any executive officer or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

For purposes of these Guidelines, the term:
•
“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

•
“Company” includes any parent or subsidiary in a consolidated group with the Company.

•
“significant” equity holder of an entity means a holder of 10% or more of such entity’s equity.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company to enable the Board to evaluate the Director’s independence.
Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.

EMCOR GROUP, INC.
301 MERRITT SEVEN, 6TH FLOOR
NORWALK, CT 06851

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24617-P88586

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMCOR GROUP, INC.

The Board of Directors recommends you vote FOR each director nominee:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John W. Altmeyer	☐	☐	☐
1b. Stephen W. Bershad	☐	☐	☐
1c. David A. B. Brown	☐	☐	☐
1d. Anthony J. Guzzi	☐	☐	☐
1e. Richard F. Hamm, Jr.	☐	☐	☐
1f. David H. Laidley	☐	☐	☐
1g. Carol P. Lowe	☐	☐	☐
1h. M. Kevin McEvoy	☐	☐	☐
1i. Jerry E. Ryan	☐	☐	☐
1j. Steven B. Schwarzwaelder	☐	☐	☐
1k. Michael T. Yonker	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:	**For**	**Against**	**Abstain**
2. Approval by non-binding advisory vote of executive compensation.	☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on Proposal 3:	**Every Year**	**Every 2 Years**	**Every 3 Years**	**Abstain**
3. Non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4:	**For**	**Against**	**Abstain**
4. Ratification of the appointment of Ernst & Young LLP as independent auditors for 2017.	☐	☐	☐
Shareholder Proposal – The Board of Directors recommends you vote AGAINST Proposal 5.			
5. Shareholder proposal regarding action by written consent.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E24618-P88586

EMCOR GROUP, INC.
Annual Meeting of Stockholders June 1, 2017
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Anthony J. Guzzi, Maxine L. Mauricio, and Mark A. Pompa, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of EMCOR Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on June 1, 2017 at The Delamar Hotel, 275 Old Post Road, Southport, CT 06890, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4, EVERY YEAR ON PROPOSAL 3, AGAINST PROPOSAL 5, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

V.1.1